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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AECOM
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

Dear AECOM Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") of AECOM, which will be held on Wednesday, March 6, 2019, at 8:00 a.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067.

Details of the business to be conducted at the 2019 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the 2019 Annual Meeting in person, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.

Sincerely,

Michael S. Burke
Chairman of the Board and Chief Executive Officer

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 6, 2019

The 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") of AECOM (the "Company," "our" or "we") will be held on Wednesday, March 6, 2019, at 8:00 a.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. At the 2019 Annual Meeting, you will be asked to:

  1.
  Elect each of the 10 director nominees named in the Proxy Statement accompanying this notice to the Company's Board of Directors to serve until the Company's 2020 Annual Meeting of Stockholders.

  The Board of Directors recommends that you vote FOR each of the director nominees.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

  The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.

  3.
  Vote on a resolution to approve our Amended & Restated Employee Stock Purchase Plan.

  The Board of Directors recommends that you vote FOR the approval of the Amended & Restated Employee Stock Purchase Plan.

  4.
  Vote to approve the Company's executive compensation, on an advisory basis.

  The Board of Directors recommends that you vote FOR the Company's executive compensation on an advisory basis.

We will also attend to any other business properly presented at the 2019 Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.

Only common stockholders of record at the close of business on January 9, 2019, can vote at the 2019 Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Christina Ching
Corporate Secretary

Los Angeles, California
January 23, 2019

Your Vote is Important

Whether or not you plan to attend the 2019 Annual Meeting in person, we request that you vote (a) by Internet, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2019 Annual Meeting.

You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation, submitting a later-dated proxy by Internet, telephone or mail or by attending the 2019 Annual Meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2019 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Proxy Statement Summary

Meeting Information

Record Date:	January 9, 2019
Meeting Date:	March 6, 2019, 8:00 A.M. (Pacific Time)
Location:	Conference Center, 1999 Avenue of the Stars, Los Angeles, CA 90067

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting. We made this Proxy Statement first available to stockholders on January 23, 2019.

Stockholder Voting Matters

Proposal	Board's Voting Recommendation	Page Reference

Elect directors to serve until our 2020 Annual Meeting of Stockholders.	FOR EACH	10

Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2019.	FOR	14

Approve our Amended & Restated Employee Stock Purchase Plan.	FOR	16

Advisory vote to approve our executive compensation.	FOR	20

How to Vote

Vote Online You can vote your shares online by following the instructions on your proxy card (www.envisionreports.com/ACM).	Vote by Phone You can vote your shares by phone by following the instructions on your proxy card (1-800-652-8683) — or scan the QR code:	Vote by Mail You can vote your shares by mail by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to:
AECOM 1999 Avenue of the Stars, Suite 2600 Los Angeles, CA 90067 Attn: Corporate Secretary

Our Board of Directors

Name	Age	Director Since	Primary (or Former) Occupation	Independent	Committee Memberships

Michael S. Burke†	55	2014	Chairman of the Board and Chief Executive Officer, AECOM	No	None

James H. Fordyce‡	59	2006	Co-Founder and Co-Chief Executive Officer, Stone Canyon Industries LLC	Yes	CO*, SRS

Senator William H. Frist	66	2014	Partner, Cressey & Company	Yes	A, NG

Linda Griego	71	2005	President and Chief Executive Officer, Griego Enterprises Inc.	Yes	CO, NG*

Dr. Robert J. Routs	72	2010	Executive Director (Retired), U.S. Downstream Operations, Royal Dutch Shell plc	Yes	CO, SRS*

Clarence T. Schmitz	70	2014	Co-Founder and Former Chief Executive Officer, Outsource Partners International Inc.	Yes	A*, CO

Douglas W. Stotlar	58	2014	Former President and Chief Executive Officer, Con-way Inc.	Yes	A, SRS

Daniel R. Tishman	63	2010	Director and Officer of Tishman Holdings Corporation	No	SRS

General Janet C. Wolfenbarger	60	2015	General (Retired), United States Air Force	Yes	NG, SRS

A = Audit Committee	SRS = Strategy, Risk & Safety Committee	‡ = Lead Independent Director
CO = Compensation/Organization Committee	* = Committee Chair
NG = Nominating/Governance Committee	† = Chairman of the Board

Significant Recent Corporate Governance Actions

As a result of ongoing and expanded engagement between management and the Board with our stockholders, we have implemented several significant corporate governance actions including adopting majority voting, proxy access, providing stockholders with a right to call a special meeting, and removing supermajority provisions to approve business combinations. These favorable stockholder measures create a balance between the expansion of stockholder rights and the safeguarding of the long-term interests of AECOM and its stockholders.

Adopted Majority Voting	2018	✔ Adopted majority voting in an uncontested election of directors commencing with our 2020 Annual Meeting

Adopted Proxy Access for Director Nominations	2017

✔

Stock ownership threshold of 3%

✔

Holding period of 3 years

✔

May submit nominees consisting of up to 20% of our Board or two directors

✔

Up to 20 stockholders may group together to reach 3% stock ownership threshold

Adopted Right to Call a Special Meeting of Stockholders	2017	✔ Stockholders owning 25% or more of our shares may request a special meeting of stockholders

Removed Supermajority Provision to Approve Business Combinations	2017	✔ Supermajority provision to approve business combinations was eliminated

Board Age and Tenure

Board Skills and Experience

Listed below are the skills and experience that we consider important for serving on our Board. Board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee AECOM's business.

SENIOR LEADERSHIP EXPERIENCE

Directors who have served in senior leadership positions are important to us, as they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues.
INDUSTRY EXPERTISE

Directors with industry experience are a key asset to the Company as their industry experience and knowledge provides valuable oversight and direction in managing, growing and improving our business.

PUBLIC / PRIVATE COMPANY BOARD EXPERIENCE

Directors with Board experience understand the dynamics and operation of a corporate Board, the relationship of a Board to the CEO and other management personnel, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational and compliance-related matters.

GOVERNMENT / REGULATORY EXPERTISE

Directors who have served in government positions provide experience and insights that help us work constructively with governments around the world and address significant public policy issues.

FINANCIAL EXPERTISE

Knowledge of financial markets, financing and funding operations, and financial and accounting reporting processes is also important. This experience assists our Directors in understanding, advising on, and overseeing our capital structure, finance and investing activities, and our financial reporting and internal controls.

INTERNATIONAL EXPERTISE

Directors with international experience can provide valuable business and cultural perspectives regarding many important aspects of AECOM's business given AECOM's vast global reach.

Corporate Governance Information

Current Size of Board	9

Current Number of Independent Directors	7

Audit, Compensation/Organization and Nominating/Governance Committees Consist Entirely of Independent Directors	Yes

Annual Election of All Directors	Yes

Annual Advisory Say-on-Pay Vote	Yes

All Directors Attended at Least 75% of Meetings Held	Yes

Independent Directors Meet Regularly in Executive Session	Yes

Annual Board and Committee Self Evaluations	Yes

Code of Business Conduct and Ethics	Yes

Corporate Governance Guidelines	Yes

Stock Ownership Guidelines for Directors and Executive Officers	Yes

Stockholder Rights Plan (Poison Pill)	No

Proxy Access	Yes

Stockholder Right to Call a Special Meeting	Yes

Supermajority Provision to Approve Business Combinations	No

Adopted Majority Voting	Yes

Significant Recent Executive Compensation Design Improvements

Senior management and directors of the Company frequently engage directly with stockholders to help inform our continuous evaluation of our compensation plans. Engagement is focused on strengthening the link between pay and performance, and aligning management and stockholder interests.

In response to this engagement and direct stockholder feedback, the Compensation/Organization Committee ("Compensation Committee") made significant design improvements to fiscal year 2019 compensation plans to best align our incentive programs with our long-term strategy and the feedback gathered from stockholder engagement. Furthermore, when setting goals and reviewing performance, the Compensation Committee considered numerous factors including how best to align pay with achieving our long-term strategic objectives and five-year financial plan that includes specific revenue, EBITDA, earnings per share ("EPS") and free cash flow objectives, as well as a continued emphasis on incentivizing industry-leading cash flow performance.

Below highlights the key changes adopted by the Compensation Committee that will be implemented in fiscal year 2019 in response to stockholder feedback and ongoing plan design evaluation:

Added ROIC as a performance metric to our long-term incentive performance equity awards

The Compensation Committee selected Return on Invested Capital ("ROIC") as a performance metric to incentivize management to deliver long-term profitability consistent with the Company's five-year financial plan, and because of existing evidence that ROIC is recognized as highly correlated with long-term stock price performance.

All performance metrics for our long-term incentive performance equity awards are now measured on three-year cumulative performance

The Compensation Committee believes that Named Executive Officers ("NEOs") should be incentivized to create sustained long-term value, and that cumulative metrics best measure long-term performance. Commencing with fiscal year 2019 awards, all long-term equity incentive award metrics are measured based on three-year cumulative performance. The Compensation Committee replaced the prior design that included three, annual performance periods with one, three-year performance period in response to stockholder feedback that metrics measured on a cumulative basis best align compensation with our stockholders interests for long-term value creation.

Eliminated duplicative metrics between the short- and long-term incentive plans

The Compensation Committee eliminated duplicative metrics by removing the adjusted EPS metric in long-term performance equity awards. As a result, our incentive plans no longer contain any duplicative metrics.

Increased the rigor of the cash flow goals to continue to reward industry-leading cash flow conversion performance

As part of our objective to continue to deliver industry-leading cash flow performance, the Compensation Committee reviewed cash flow conversion rates (i.e., the rate at which adjusted earnings convert to free cash flow), and subsequently increased the rigor of our NEOs cash flow goal beginning in fiscal year 2019. The Compensation Committee believes rewarding industry-leading cash flow conversion is critical to long-term stockholder value creation. Incentivizing the conversion of earnings to cash flow places a strong emphasis on risk management and underlying project execution, which are of particularly greater importance in the Engineering and Construction ("E&C") industry. Target performance now requires 100% conversion of adjusted net income to free cash flow, versus 90% in fiscal year 2018, and exceeds the three-year median performance of the E&C industry (81%).

Executive Compensation Practices

AECOM Employs the Following Executive Compensation Practices

Pay-for-Performance — We condition a majority of compensation for NEOs on the achievement of earnings, cash flow and relative Total Shareholder Return ("TSR") objectives to ensure alignment with our stockholders' interests in fiscal year 2018.

Stockholder Engagement — We engage with stockholders throughout the year about our compensation program.

Stock Ownership Guidelines — We have stock ownership guidelines that require Section 16 officers to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary and the guideline for other NEOs is three times base salary.

Independent Consultant — We utilize the services of an independent compensation consultant who does not provide any other services to the Company.

Tally Sheets — We use tally sheets in assessing executive total compensation.

Clawback Policy — We maintain a clawback policy that allows us to recoup a portion of the incentive-based compensation awards paid to current and former Section 16 officers during the three fiscal years before an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.

Risk Assessment — Our compensation consultant performs an independent risk assessment of compensation programs.

Say-on-Pay Vote — We have a policy to hold an advisory vote to approve the Company's executive compensation on an annual basis.

Competitive Analysis — We annually seek to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.

Acceleration and Minimum Vesting — Our stock incentive plan limits our ability to accelerate the vesting of certain outstanding awards.

AECOM Does Not Employ the Following

Stock Option Repricing — Our stock plan prohibits re-pricing underwater stock options or stock appreciation rights without stockholder approval.

Single Trigger Equity Acceleration — We do not maintain plans or agreements that provide for automatic single-trigger equity acceleration or bonus payments in connection with a change in control (rather any payment of benefit requires a qualifying termination of employment following a change in control known as "double trigger").

Tax Gross-Ups — We do not provide tax gross-ups on change in control severance benefits to NEOs.

Hedging and Pledging — We prohibit hedging transactions involving AECOM common stock and do not allow trading in puts, calls, options or other similar transactions. In addition, we prohibit the pledging of AECOM common stock except in certain limited circumstances subject to Company approval and demonstration of the ability to repay the applicable loan without selling such securities.

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 6, 2019

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of AECOM, a Delaware corporation ("we," "our," the "Company" or "AECOM"), for use at our 2019 Annual Meeting of Stockholders ("2019 Annual Meeting") to be held on March 6, 2019, at 8:00 a.m. local time, or at any adjournment or postponement thereof. At the 2019 Annual Meeting, you will be asked to consider and vote on the matters described in this Proxy Statement and in the accompanying notice. The 2019 Annual Meeting will be held in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. Only common stockholders of record at the close of business on January 9, 2019, which is the record date for the 2019 Annual Meeting, are permitted to vote at the 2019 Annual Meeting and any adjournment or postponement thereof.

The Company's Board of Directors (the "Board of Directors" or "Board") is soliciting your vote to:

  1.
  Elect each of the 10 director nominees named in this Proxy Statement to the Company's Board of Directors to serve until the Company's 2020 Annual Meeting of Stockholders.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

  3.
  Approve our Amended & Restated Employee Stock Purchase Plan.

  4.
  Approve the Company's executive compensation, on an advisory basis.

We utilize the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting. On January 23, 2019, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of January 9, 2019, and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Notice of Internet Availability of Proxy Materials, Proxy Statement and our Annual Report on Form 10-K are available at investors.aecom.com.

ANNUAL MEETING INFORMATION

Proxies

You may vote your shares in person at the 2019 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) on the Internet by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to our Corporate Secretary at the address below. If your shares are held in the name of a bank, broker or another holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting will also be offered to stockholders owning shares through certain banks and brokers.

You may revoke your proxy at any time before it is exercised at the 2019 Annual Meeting by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone or (4) attending the 2019 Annual Meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board is unaware of any matters other than those described in this Proxy Statement that may be presented for action at our 2019 Annual Meeting. If other matters do properly come before our 2019 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

If you are a beneficial owner and hold your shares in the name of a bank, broker or another holder of record and do not return the voting instruction card, the broker or another nominee may vote your shares on each matter at the 2019 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2019 Annual Meeting.

To gain admission to our 2019 Annual Meeting in person you will need to bring documentation proving that you are the owner of our common stock as of our record date, January 9, 2019, and a valid photo ID. No cameras, recording equipment, telephones or other electronic devices with recording capabilities will be allowed during the 2019 Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by the Internet, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. In addition, we have retained Georgeson Inc. to act as a proxy solicitor in conjunction with the 2019 Annual Meeting. We have agreed to pay Georgeson Inc. a fee of $17,000 plus reasonable expenses, costs and disbursements for proxy solicitation services. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

Our Board has fixed January 9, 2019, as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2019 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2019 Annual Meeting. As of the record date, there were 156,331,779 shares of our common stock outstanding held by 2,214 record holders. A majority of the stock issued and outstanding and entitled to vote must be present at our 2019 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present in person at our 2019 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2019 Annual Meeting for the purpose of determining whether or not a quorum exists. "Broker non-votes" will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

Our Board urges you to vote promptly by either (1) electronically submitting a proxy or voting instruction card over the Internet, (2) by telephone or (3) by delivering to us or to your broker, as applicable, a signed and dated proxy card.

Votes will be tabulated by the inspector of election appointed for the 2019 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Year End Reporting Convention

We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30.

Majority Voting; Director Resignation Policy

On November 14, 2018, the Company adopted majority voting in the uncontested election of directors and plurality voting in contested elections, commencing with the Company's 2020 Annual Meeting of Stockholders. In uncontested elections, directors will be elected by a majority of the votes cast, which means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. Commencing with the Company's 2020 Annual Meeting of Stockholders, in uncontested elections, any director who is not elected by a majority of the votes is expected to tender his or her resignation to the Nominating/Governance Committee ("Nominating Committee"). The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee's recommendation within 90 days following certification of the election results.

PROPOSAL 1
ELECTION OF DIRECTORS

We are nominating 10 directors for election to our Board, nine of whom are current members of our Board that are standing for re-election at the 2019 Annual Meeting and one new director nominee. Directors elected at the 2019 Annual Meeting will serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a quorum is present at our 2019 Annual Meeting, the 10 nominees receiving the greatest number of votes will be elected.

Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of each of the 10 nominees named in this Proxy Statement. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board may propose.

Director Qualifications

The Board believes that, as a whole, Board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. The Nominating Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company's Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to effectively carry out his or her duties and business acumen. In considering director candidates, the Nominating Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy and the absence of potential conflicts with the Company's interests. In particular, the Nominating Committee seeks candidates that have skills/experience in the following areas, each of which it is views as particularly important: senior leadership experience, industry experience, public/private company board experience, financial expertise, government/regulatory expertise and international expertise. The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

The Nominating Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company's needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective Board.

The following section sets forth certain background information on the 10 nominees for election as directors as well as each individual's specific experience, qualifications and skills that led our Board to conclude that each such director nominee should serve on our Board.

Nominees for Directors

Michael S. Burke, 55, was appointed Chief Executive Officer of the Company and was elected to the Board in March 2014. In March 2015, Mr. Burke was appointed Chairman of the Board; see also the section entitled "CORPORATE GOVERNANCE — BOARD LEADERSHIP STRUCTURE." He previously served as President of AECOM from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and as a member of KPMG LLP's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and was a member of the Audit and Finance Committee. Mr. Burke currently serves as a director at Archer-Daniels-Midland Company and on the Board of Directors for Children's Bureau, which helps at-risk children through state-of-the-art child abuse prevention and treatment services. Mr. Burke is also chair of the US Business Roundtable's Infrastructure Committee and co-chair of the World Economic Forum's Infrastructure and Urban Development Community. Additionally, he served on the Board of Directors of Rentech Nitrogen Partners L.P. and Rentech Inc. until April 2016 and June 2017, respectively, as well as on the Board of Directors for LA 2028, the committee responsible for bringing the 2028 Olympic and Paralympic Games to Los Angeles.

Mr. Burke brings to our Board a thorough understanding of AECOM's business, industry and operations based on his past senior positions as President and Chief Financial Officer and currently as AECOM's Chief Executive Officer. Mr. Burke also brings extensive accounting, financial and business experience as a result of his tenure and senior positions at KPMG LLP.

James H. Fordyce, 59, was appointed to our Board in February 2006. Mr. Fordyce is the Co-Founder and Co-Chief Executive Officer of Stone Canyon Industries LLC, a global industrial holding company founded in 2014. He was a Managing Director at J.H. Whitney Capital Partners LLC, a private investment firm, from 1996 to 2014. Mr. Fordyce began his career at Chemical Bank in 1981 and later joined Heller Financial Inc. Mr. Fordyce currently serves on various charitable and community boards, including Providence Saint John's Health Center Local Board of Directors, where he is Chairman, and the Unit Scholarship Fund honoring those Special Operations Soldiers who selflessly serve our Nation.

Mr. Fordyce brings to our Board significant financial and investment experience as a result of his position at Stone Canyon Industries LLC and J.H. Whitney Capital Partners LLC, where he oversaw significant debt and equity investments for the firm. In addition, he brings experience from his current and prior service on private and public company boards.

Senator William H. Frist, 66, was appointed to our Board in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from November 2009 until AECOM's acquisition of URS in October 2014. Senator Frist has served as a partner at Cressey & Company LP, a private investment firm, since 2007. He also served as Distinguished University Professor at Vanderbilt University from 2008 until 2010. Senator Frist was a United States Senator from Tennessee from 1995 until 2007, and was Majority Leader of the United States Senate from 2003 until 2007. Senator Frist currently serves as a director of Select Medical Corporation and Teladocs Health, Inc. Senator Frist serves on the boards of several other organizations, including the Kaiser Family Foundation, the Robert Wood Johnson Foundation, Aegis Science Corporation and Accolade Inc.

Senator Frist's experience as a legislator, including as former Majority Leader of the United States Senate, gives him the leadership and consensus-building skills necessary to assist our Board in a range of its activities. He has extensive knowledge of the workings of government and, as a former member of the Senate Finance Committee, of the federal budgeting process, which is beneficial given that a portion of our business activities are regulated and directly affected by governmental actions.

Linda Griego, 71, was appointed to our Board in May 2005. Ms. Griego has served as President and Chief Executive Officer of Griego Enterprises Inc. a business management company, since 1985. She was the Founder and Managing General Partner of Engine Co. No. 28, a restaurant in downtown Los Angeles, from 1988 until 2010. She also served as Interim President and Chief Executive Officer of the Los Angeles Community Development Bank and was Deputy Mayor of Los Angeles. Ms. Griego is currently a director of CBS Corporation and the American Balanced Fund, the Income Fund of America, the International Growth and Income Fund, the Developing World Growth and Income Fund, the Smallcap World Fund, the Growth Fund of America, and the Fundamental Investors, which are managed by Capital Group. Ms. Griego is a chair of the MLK Health and Wellness Community Development Corporation and serves as a trustee of the David and Lucile Packard Foundation and the Ralph M. Parsons Foundation. She previously chaired the Board of Southwest Water Company and served as a Los Angeles Branch Director of the Federal Reserve Bank of San Francisco.

Ms. Griego brings executive management experience and expertise in government relations and public policy through her government appointments and service on not-for-profit boards. Her service on the boards of a number of large companies, including her prior service as the Independent Chair of Southwest Water Company, provides our Board with insight regarding corporate governance matters, which is a key area of focus in today's corporate environment.

Steven A. Kandarian, 66, was nominated to our Board in January 2019. Since 2012, Mr. Kandarian has served as Chairman of the Board, President and Chief Executive Officer of MetLife, Inc., a leading financial services company providing insurance, annuities, and asset management. Effective April 30, 2019, he will be retiring from his positions with MetLife, Inc. He was named President and Chief Executive Officer in 2011 and served as Executive Vice President and Chief Investment Officer from 2005 to 2011. Mr. Kandarian has also served as an executive director of the Pension Benefit Guaranty Corporation from 2001 to 2004, as the founder of Orion Partners, LP from 1993 to 2001, as the founder of Eagle Capital Holdings from 1990 to 1993 and as a managing director of Lee Capital Holdings from 1984 to 1990. Mr. Kandarian currently serves as a director of ExxonMobil and MetLife, Inc. Mr. Kandarian is also a board member of Neuberger Berman, Damon Runyon Cancer Research Foundation and the Partnership for New York City. He is a member of the Business Council and the Business Roundtable.

Mr. Kandarian brings executive management, financial, government relations and public policy experience. In addition, due to his experience as the Chief Executive Officer of a public company, Mr. Kandarian brings corporate governance, corporate strategy, stockholder relations and regulatory expertise.

Dr. Robert J. Routs, 72, was appointed to our Board in December 2010. From 2004 until his retirement in 2008, Dr. Routs served as Executive Director, U.S. downstream operations, of Royal Dutch Shell plc, part of a global group of energy and petrochemical companies, and as Chairman of Shell Canada. Prior to that time, he served as Group Managing Director for oil products and refining from 2003 to 2004; President and Chief Executive, Shell Oil Products U.S. from 2002 to 2003; and President and Chief Executive, Equilon Enterprises LLC, a Shell-Texaco joint venture, from 2000 to 2002. Dr. Routs began his career at Royal Dutch Shell in 1971, serving in regional manufacturing and global general manager positions throughout his tenure. Dr. Routs currently serves as a director at AP Moller-Maersk, ATCO Ltd. and Royal DSM N.V. Dr. Routs previously served as a director of Royal KPN until 2014 and AEGON N.V. until 2018.

Dr. Routs was appointed to our Board for his global energy sector leadership as well as his operating and board experience. These qualifications provide our Board with valuable international business experience and knowledge, which is particularly relevant in light of the global scope of the Company's operations.

Clarence T. Schmitz, 70, was named to our Board in June 2014. He served as Chairman, Co-founder and Chief Executive Officer of Outsource Partners International Inc., a provider of finance, accounting and analytics outsourcing services, until its sale in June 2011. He was previously Executive Vice President and Chief Financial Officer of Jefferies Group Inc. from January 1995 to January 2000. He held a number of leadership positions at KPMG LLP from June 1970 to January 1995, including National Managing Partner, and served on its Board of Directors and Management Committee. Mr. Schmitz has served as Chairman of the Board of Trustees of the CureSearch for Children's Cancer and on the Board of Trustees of The City of Hope.

Mr. Schmitz brings to our Board an extensive career in the professional services industry that spans four decades, with significant financial and global experience as an executive and board member.

Douglas W. Stotlar, 58, was appointed to our Board in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from March 2007 until AECOM's acquisition of URS in October 2014. Mr. Stotlar served as President, Chief Executive Officer and Director of Con-way Inc., a transportation and logistics company (previously known as CNF Inc.), from April 2005 until October 2015. He served as President and Chief Executive Officer of Con-way Transportation Services Inc., a regional trucking subsidiary ("CTS"), from 2004 until 2005. Mr. Stotlar also served as CTS' Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS' Executive Vice President of Operations from 1997 until 2002. He served as Vice President at large and was a member of the executive committee of the American Trucking Association and as a director for the Detroit branch of the Federal Reserve Bank of Chicago. Mr. Stotlar currently serves on the Board of Directors of Reliance Steel & Aluminum Co. and LSC Communications, Inc. In addition, he serves on the board of a not-for-profit organization.

Mr. Stotlar brings to our Board substantial knowledge of the transportation and logistics sector, which is relevant to our business activities. In addition, due to his prior experience as the former Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, as well as current legal and regulatory requirements and trends.

Daniel R. Tishman, 63, was appointed to our Board in July 2010 in connection with our acquisition of Tishman Construction Corporation where he served as Chairman of the Board and Chief Executive Officer of Tishman Construction, a leading construction management firm. He served as Vice Chairman of AECOM from 2010 to 2018. He is currently a director and officer of Tishman Holdings Corporation, which indirectly controls Tishman Reality Partners LC and Tishman Hotel & Realty LP., and their respective affiliated subsidiaries. Mr. Tishman is Chairman of the Board of Trustees of Montefiore Medicine, the umbrella organization for Montefiore Health System and Albert Einstein College of Medicine, and serves on the Boards of Directors of the Real Estate Board of New York, the Natural Resources Defense Council, and the National September 11 Memorial & Museum. He also serves as an adviser to several government organizations.

Mr. Tishman brings to our Board strong knowledge, management and operational experience in the construction management industry, in particular on large-scale development projects such as the rebuilding of the World Trade Center site in New York City and other major projects.

General Janet C. Wolfenbarger, USAF Retired, 60, was appointed to our Board in August 2015. General Wolfenbarger has served as a 35-year veteran of the Air Force and was the branch's first female four-star general, where she commanded the Air Force Materiel Command (AFMC) at Wright-Patterson Air Force Base in Ohio from 2012 until her retirement on July 1, 2015. General Wolfenbarger also served as the military deputy to the Assistant Secretary of the Air Force for Acquisition and as the Service's Director of the Acquisition Center of Excellence at the Pentagon. General Wolfenbarger also directed the B-2 System Program Office and commanded the C-17 Systems Group for the Aeronautical Systems Center at Wright-Patterson. After her retirement, General Wolfenbarger was selected to serve as the Chair of the Defense Advisory Committee on Women in the Services (DACOWITS), as Honorary Co-Chair of the Woman in Military Service for America Memorial (WIMSA) Board, and as a Trustee of the Falcon Foundation. General Wolfenbarger also serves as a director of KPMG LLP.

General Wolfenbarger brings to our Board a distinguished career serving as a senior leader in the military as well as significant international experience. These qualifications provide our Board with valuable international and government-related experience, which is particularly relevant in light of our extensive global government business operations.

Vote Required and Recommendation of the Board of Directors

The vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors at the 2019 Annual Meeting is required to elect the nominees to the Board. This means that the 10 individuals nominated for election to the Board who receive the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors.

The Board of Directors recommends that you vote FOR the election of each nominee for director.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2019. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 1990. A representative of Ernst & Young LLP is expected to be present at the 2019 Annual Meeting and will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board will reconsider its selection of Ernst & Young LLP and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company's best interests and the best interests of our stockholders.

Reasons for Recommendation to Appoint Ernst & Young as the Company's Independent Registered Public Accounting Firm

As with previous years, the Audit Committee undertook a review of Ernst & Young LLP in determining whether to select Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2019 and to recommend ratification of its selection to the Company's stockholders. In that review, the Audit Committee considered a number of factors including:

  •
  continued independence of Ernst & Young LLP;

  •
  length of time Ernst & Young LLP has been engaged by the Company;

  •
  senior management's assessment of Ernst & Young LLP's performance;

  •
  audit and non-audit fees;

  •
  capacity to appropriately staff the audit;

  •
  geographic and subject matter coverage;

  •
  lead audit engagement partner performance;

  •
  overall performance;

  •
  qualifications and quality control procedures; and

  •
  whether retaining Ernst & Young LLP is in the best interests of the Company.

Based upon this review, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2019.

In accordance with the Sarbanes-Oxley Act and the related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his third year in that role.

Vote Required and Recommendation of the Board of Directors

The ratification of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the 2019 Annual Meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.

The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

PROPOSAL 3
APPROVAL OF AMENDED & RESTATED
EMPLOYEE STOCK PURCHASE PLAN

Overview

On November 14, 2018, the Board of Directors unanimously adopted and approved the Amended & Restated Employee Stock Purchase Plan (the "ESPP") to increase the number of shares issuable under the ESPP by ten million shares. The Company is submitting the ESPP to stockholders for their approval at the 2019 Annual Meeting.

Why You Should Vote to Approve the ESPP

The Board of Directors believes that the Company's interests are best advanced by aligning stockholder and employee interests. The ESPP is intended to provide the Company's eligible employees with an opportunity to participate in the Company's success by permitting them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of our common stock at a discount from the market price.

As of December 31, 2018, 1,658,677 shares remained available for issuance under the ESPP. Based upon historical levels of participation under the ESPP and assumptions about the Company's stock price, we expect the additional ten million shares will be sufficient to cover purchases under the ESPP for at least 10 years.

The proposed additional ten million shares that the Company is seeking stockholder approval for represents potential dilution of approximately 6.4% based on the Company's 156,962,947 shares outstanding as of December 31, 2018. Together with the 1,658,677 shares remaining available for purchase under the ESPP as of that date, the potential dilution is approximately 7.4%. In 2018, the dilution attributable to the ESPP (based on shares purchased under the plan during the year) was 0.7%. The Board of Directors believes that these dilution levels are reasonable and generally in line with that of the Company's peers.

The following is a summary of the principal features of the ESPP. The following summary does not purport to be a complete description of all provisions of the ESPP and is qualified in its entirety by the complete text of the ESPP, which is attached to this Proxy Statement as Annex A. Stockholders are urged to read the ESPP in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the ESPP.

ESPP Summary

Purpose.    The purpose of the ESPP is to encourage ownership of our common stock by all eligible employees and to align such persons' interests with the success of the Company. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code, as amended.

Eligibility.    Most full time and part-time employees of the Company and its participating subsidiaries who are eighteen (18) years of age or older and whose customary employment is at least twenty (20) hours a week are eligible to participate in the ESPP. As of December 31, 2018, approximately 39,000 employees would have been eligible to participate in the ESPP.

Administration, Amendment and Termination.    The Compensation Committee administers the ESPP. Subject to the terms of the ESPP, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP. The Compensation Committee may establish, amend and revoke rules and regulations for its administration of the ESPP that it considers appropriate to promote the Company's best interests, including establishing terms under which common stock may be purchased, and to ensure that the ESPP remains qualified under Section 423 of the Internal Revenue Code, as amended. The Compensation Committee may also adopt rules or procedures relating to the operation of the ESPP to accommodate the specific requirements of local laws and procedures, and sub-plans applicable to particular subsidiaries or locations. The Compensation Committee may delegate administrative matters relating to the ESPP to the Company's officers or employees.

The Board of Directors may amend or terminate the ESPP at any time and for any reason, provided no such action may adversely affect the participants' rights and obligations with respect to purchase rights which are at the time outstanding under the ESPP, except with the participants' consent or as necessary to comply with any laws or regulations, including Section 423 of the Internal Revenue Code, as amended. In addition, as required by Section 423 of the Internal Revenue Code, as amended, and the New York Stock Exchange (the "NYSE") listing requirements, certain material amendments must be approved by the Company's stockholders.

Number of Shares of Common Stock Available under the ESPP.    A maximum of 18,000,000 shares will be available for issuance pursuant to the ESPP. Shares issued under the ESPP may be unissued shares, treasury shares or shares bought in the market. In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the Compensation Committee will make appropriate adjustments in the number of shares available for purchase under the ESPP, and the purchase price and the number of shares subject to any purchase rights which have not yet been exercised, and will take any further action that it determines in its discretion may be necessary or appropriate.

Enrollment and Contributions.    Eligible employees voluntarily elect whether or not to enroll in the ESPP. Unless and until the Compensation Committee determines otherwise, there will be six offering periods during each calendar year with each such offering period lasting for a two-month duration: (1) commencing on the first trading day of January and ending on the last trading day of the next following February; (2) commencing on the first trading day of March and ending on the last trading day of the next following April; (3) commencing on the first trading day of May and ending on the last trading day of the next following June; (4) commencing on the first trading day of July and ending on the last trading day of the next following August; (5) commencing on the first trading day of September and ending on the last trading day of the next following October; and (6) commencing on the first trading day of November and ending on the last trading day of the next following December. An employee may cancel his or her enrollment at any time, subject to the plan rules.

Employees contribute to the ESPP through payroll deductions or, if payroll withholding is not permitted under local laws, through such other means as specified by the Compensation Committee. Participating employees may contribute not less than 1% and up to 10% of their eligible compensation through after-tax payroll deductions. The Compensation Committee may establish different minimum and maximum permitted contribution percentages, or change the length of the offering periods or the number of shares purchasable in an offering period. After an offering period has begun, an employee may decrease, but not increase, his or her contribution percentage, subject to ESPP rules.

Purchase of Shares.    On the last business day of each offering period, each participating employee's payroll deductions are used to purchase shares for the employee. Unless and until the Compensation Committee determines otherwise, the purchase price for the shares so purchased will be 88% of the fair market value of the Company's common stock on the last day of the offering period. In no event will the purchase price be less than 85% of the lower of (1) the fair market value of the Company's common stock on the first day of the offering period, or (2) the fair market value of the Company's common stock on the last day of the offering period. Fair market value under the ESPP means the closing price of our common stock on the NYSE for the day in question. As of December 31, 2018, the fair market value of our common stock was $26.50 per share. During any single year, no employee may purchase more than $25,000 of shares under the ESPP (based on market value on the applicable enrollment date(s)). Unless and until the Compensation Committee determines otherwise, a participant may not purchase more than 1,300 shares during any single offering period.

Termination of Participation.    Participation in the ESPP terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended such that the employee no longer is eligible to participate.

New Plan Benefits.    The actual number of shares that may be purchased by any individual under the ESPP is not determinable in advance because the number is determined, in part, on the participant elections, contributed amount and the purchase price.

U.S. Federal Taxes.    The following is a summary of the general U.S. federal income tax consequences to U.S. citizens and the Company of the purchase of shares under the ESPP. Tax consequences for any particular individual may be different.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code, as amended. Under these provisions, no income generally will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years after the first day of the applicable offering period in which such shares were acquired and more than one year after the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 12% (or such other discount established by the Compensation Committee for the applicable offering period) of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a "disqualifying disposition"), the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

Vote Required and Recommendation of the Board of Directors

The proposal must be approved, in accordance with the listing requirements of the NYSE, by the affirmative vote of a majority of the votes cast on the proposal at the 2019 Annual Meeting. Abstentions will have the effect of a vote against the proposal, whereas broker non-votes will not count as votes cast for this purpose and will therefore have no effect on the outcome of the proposal.

The Board of Directors recommends that you vote FOR the Amended & Restated Employee Stock Purchase Plan.

Equity Compensation Plans

The following table presents certain information about shares of AECOM common stock that may be issued under our equity compensation plans as of September 30, 2018:

	Column A		Column B		Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)		Weighted- average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans not approved by stockholders:	N/A		N/A		N/A
Equity compensation plans approved by stockholders:
AECOM Stock Incentive Plans	6,746,743	(1)	$31.62	(2)	12,613,859
AECOM Employee Stock Purchase Plan(3)	N/A		N/A		1,863,622
Total	6,746,743		$31.62		14,477,481

(1)
Includes 638,570 shares issuable upon the exercise of stock options, 3,853,214 shares issuable upon the vesting of Restricted Stock Units (RSU) and 2,254,959 shares issuable if specified performance targets are met under Performance Earnings Program Awards ("PEP").

(2)
Weighted-average exercise price of outstanding options only.

(3)
Amounts only reflected in Column C and include all shares available for future issuance and subject to outstanding rights.

PROPOSAL 4
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, AECOM's executive compensation as reported in this Proxy Statement.

At AECOM, executive compensation plans are driven by both short- and long-term financial performance metrics that are designed to incentivize our NEOs to maximize long-term stockholder value creation. As such, based on direct stockholder feedback, AECOM's executives are incentivized via an annual cash bonus plan and the grant of certain long-term equity awards that include the following performance metrics: adjusted earnings per share, free cash flow per share and total stockholder return.

We urge stockholders to read the "COMPENSATION DISCUSSION AND ANALYSIS" section in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the "SUMMARY COMPENSATION TABLE" and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies, procedures and programs articulated in the "COMPENSATION DISCUSSION AND ANALYSIS" are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following advisory resolution at the 2019 Annual Meeting:

  RESOLVED, that the stockholders of AECOM (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2019 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is non-binding on the Company, the Board and the Compensation Committee and will not be construed as overruling a decision by, nor creating nor implying any additional fiduciary duty for the Company, the Board of the Directors or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the voting results on this proposal when evaluating our executive compensation program. The Board of Directors has adopted a policy of providing for annual "Say-on-Pay" advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding "Say-on-Pay" advisory votes, the next "Say-on-Pay" advisory vote will occur in 2020.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the advisory resolution on the Company's executive compensation at the 2019 Annual Meeting is required to approve the advisory resolution on the Company's executive compensation. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.

The Board of Directors recommends that you vote FOR the advisory resolution to approve executive compensation.

CORPORATE GOVERNANCE

Board Meetings

During our fiscal year ended September 30, 2018, our Board met four times, the Audit Committee met five times, the Compensation Committee met three times, the Nominating Committee met once and the Strategy, Risk and Safety Committee met four times. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal year 2018.

Director Independence

Eight of the 10 director nominees are independent directors as defined in accordance with the listing standards of the NYSE. In addition, David W. Joos, who is no longer a member of the Board but who served on the Board until February 28, 2018, was an independent director as defined in accordance with the listing standards of the NYSE. These standards provide that a director is independent only if our Board affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board, upon the recommendation of our Nominating Committee, annually reviews the independence of our directors. In its most recent review, our Board considered, among other things, the employment relationships between the Company and our directors and their families; the other specific relationships that would preclude a determination of independence under the NYSE independence rules; any affiliation of the Company's directors and their families with the Company's independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission ("SEC") rules regarding related person transactions; and the modest amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.

Our Nominating Committee and the Board determined that the following director nominees were independent as determined by the standards of the NYSE: James H. Fordyce, Senator William H. Frist, Linda Griego, Steven A. Kandarian, Dr. Robert J. Routs, Clarence T. Schmitz, Douglas W. Stotlar, General Janet C. Wolfenbarger and that David W. Joos was independent as determined by the standards of the NYSE during his term of service on the Board.

Board Leadership Structure

The Board has been, and continues to be, a proponent of Board independence. As a result, the Company's corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including a lead independent director, only independent directors serving as committee chairs and the directors' and committees' ability to engage independent consultants and advisors.

The Audit, Compensation and Nominating Committees are composed entirely of independent directors. The Nominating Committee is responsible for recommending the appointment of a lead independent director, which is appointed by the Board.

James H. Fordyce has served and been reappointed as the lead independent director since fiscal year 2016. Mr. Fordyce brings considerable financial expertise from his past business experience as well as essential corporate governance experience from his current and prior service on private and public company boards.

The intended purpose of establishing the position of lead independent director is to expand lines of communication between the Board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management. The lead independent director has the following duties:

  •
  to organize, convene and preside over executive sessions of the non-employee and independent directors and promptly communicate approved messages and directives to the Chairman of the Board and the Chief Executive Officer;

  •
  to consult with the Chairman of the Board and the Chief Executive Officer on agendas for Board meetings and other matters pertinent to the Company and the Board;

  •
  to collect and communicate to the Chairman of the Board and the Chief Executive Officer the views and recommendations of the independent directors relating to his or her performance; and

  •
  to perform such other duties and responsibilities as may be assigned from time to time by the independent directors.

To complement this structure, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in the best interests of the Company. The Board believes that the decision as to who should serve in those roles, and whether such offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations. Additionally, the Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman of the Board someone with hands-on knowledge of, and experience in, the operations of the Company.

Effective as of our 2015 Annual Meeting of Stockholders, the Board determined that the positions of Chairman of the Board and Chief Executive Officer would be held by Michael S. Burke. Mr. Burke has served as a key executive at the Company since 2005 where he gained unique insights into our business and the complex challenges we face, including being directly involved in the evolution of AECOM from a private company with approximately 22,000 employees into a public company with approximately 87,000 employees. The Board continues to believe that Mr. Burke is uniquely positioned to identify, lead and oversee the execution of our future strategic initiatives. The Board also believes that the established role of the lead independent director will continue to help ensure the effective independent functioning of the Board in fulfilling its oversight role. Therefore, in light of Mr. Burke's past tenure and his unique knowledge of the long-term goals of the Company, and because the lead independent director is empowered to play a significant role in the Board's oversight, the Board continues to believe that it is advantageous to continue to combine the positions of Chief Executive Officer and Chairman of the Board.

Executive Sessions

Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board meeting and, during fiscal year 2018, executive sessions were held at each regularly scheduled Board meeting. Executive sessions are chaired by the lead independent director.

Board's Role in Risk Oversight

The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company's risks. Management is responsible for the Company's day-to-day risk-management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company's risk management practices and capabilities, to review the Company's risk exposure and to elevate certain key risks for discussion at the Board level. The full Board monitors risk through regular reports from each of the committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, as disclosed in the below chart:

We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairs, to exercise effective oversight of the actions of management. The Strategy, Risk and Safety Committee, as well as other members of the Board, receive regular updates from the Company's Chief Information Security Officer on the overall cybersecurity risk environment including the Company's enterprise-wide cybersecurity risk assessment results and key initiatives.

Risk Assessment of Compensation Policies and Practices

In fiscal year 2018, the Compensation Committee's independent consultant, Exequity LLP, conducted a risk assessment of the Company's compensation policies and practices as they apply to all employees, including executive officers. Exequity LLP reviewed the design features and performance metrics of our cash and stock-based incentive programs, along with the approval mechanisms associated with each, to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:

  •
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including PEP awards and restricted stock units granted under our Amended and Restated 2016 Stock Incentive Plan, which typically vest or are earned over three years.

  •
  The Compensation Committee has ultimate authority to determine, and reduce, if appropriate and consistent with applicable arrangements, compensation provided to our executive officers, including each of the NEOs.

  •
  The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation Committee as described in the "COMPENSATION DISCUSSION AND ANALYSIS" section of this Proxy Statement.

  •
  Our annual incentive programs for employees are funded in the aggregate based on the results of key financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.

  •
  Our long-term equity incentive awards, including PEP awards and restricted stock units granted under our stockholder approved Amended and Restated 2016 Stock Incentive Plan, are all approved by either the Compensation Committee for our executive officers or by our Chief Executive Officer for non-executive officers.

  •
  Our NEOs are subject to stock ownership guidelines, our insider trading policy and our clawback policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of the Company has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Strategy, Risk and Safety Committee. In accordance with NYSE regulations, each member of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by our Board to be "independent." The committees operate under written charters that are available for viewing on the "Corporate Governance" area of the "Investors" section of our website at www.aecom.com.

The members of each of the Company's standing committees are as follows:

Audit Committee

Clarence T. Schmitz, Chair
Senator William H. Frist
Douglas W. Stotlar

Compensation/Organization Committee

James H. Fordyce, Chair
Linda Griego
Dr. Robert J. Routs
Clarence T. Schmitz

Nominating/Governance Committee

Linda Griego, Chair
Senator William H. Frist
General Janet C. Wolfenbarger, USAF Retired

Strategy, Risk and Safety Committee

Dr. Robert J. Routs, Chair
James H. Fordyce
Douglas W. Stotlar
Daniel R. Tishman
General Janet C. Wolfenbarger, USAF Retired

Audit Committee.    The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the U.S. Securities and Exchange Commission and the regulations of the NYSE, appoints the Company's independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Audit Committee held five meetings during fiscal year 2018. Our Board has determined that Mr. Schmitz, Chair of the Audit Committee qualifies as an "audit committee financial expert" as defined by the rules under the Exchange Act. The "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS" is included in this Proxy Statement.

Compensation/Organization Committee.    The Compensation Committee, which is composed solely of independent directors as defined under the regulations of the NYSE, non-employee directors, as defined under Rule 16b-3 of the Exchange Act, and outside directors for purposes of grandfathering provisions under Section 162(m) of the Code, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans, as well as Company-wide equity plans for our employees. This committee also reviews the Board's compensation plan for non-employee directors, determines whether independent compensation consultants should be utilized and oversees management succession planning. For further information regarding the Compensation Committee's processes and procedures for determining executive and non-employee director compensation, see the "COMPENSATION DISCUSSION AND ANALYSIS" section of this Proxy Statement. Our Compensation Committee held three meetings during fiscal year 2018. The "REPORT OF THE COMPENSATION/ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS" is included in this Proxy Statement.

Nominating/Governance Committee.    The Nominating Committee is composed solely of independent directors as defined under the regulations of the NYSE and is responsible for recruiting and retaining qualified persons to serve on our Board, including recommending such individuals to the Board for nomination for election as directors; for evaluating director independence; and for oversight of our ethics and compliance activities. The Nominating Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the Company's Corporate Governance Guidelines. This committee also conducts performance evaluations for directors being elected at each annual meeting of stockholders, and engages in succession planning for the Board and key leadership roles on the Board and its committees. Our Nominating Committee held one meeting during fiscal year 2018.

Strategy, Risk and Safety Committee.    The Strategy, Risk and Safety Committee reviews our corporate finance programs, proposed investments and acquisitions, our strategic plans, strategic initiatives, and the Company's overall policies regarding risk assessment, risk management, safety and cybersecurity programs. Our Strategy, Risk and Safety Committee held four meetings during fiscal year 2018.

Corporate Governance Guidelines

Our Board has adopted the Corporate Governance Guidelines, which set forth several important principles regarding our Board and its committees, including Board of Director membership criteria as well as other matters. Our Corporate Governance Guidelines are available for viewing on the "Corporate Governance" area of the "Investors" section of our website at www.aecom.com.

Codes of Conduct and Ethics

We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance training to all our directors, officers and employees. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline available 24/7 in multiple languages, and they may do so anonymously. We also obtain year end affirmations from management personnel confirming compliance with the Code of Conduct. If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in a press release, on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations. In addition, we have a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on employees with financial reporting responsibilities. We also have a Global Ethical Business Conduct Policy that provides specific guidance to help ensure that lawful and ethical business practices are followed while conducting international business activities. Our various policies are available for viewing on the "Corporate Governance" area of the "Investors" section of our website at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Communications with the Board of Directors

Our stockholders or other interested parties may communicate with our Board, a committee of our Board or one or more directors by sending a letter addressed to the Board, a committee of our Board or one or more directors to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board, the committee or the director, as appropriate.

Director Nominations, Board Refresh and Succession Planning

The Nominating Committee is charged with identifying, reviewing and recommending to the Board qualified individuals to become directors and regularly assessing the size and composition of the Board and recommending any changes to the Board. The Nominating Committee also engages in succession planning for the Board and key leadership roles on the Board and its committees.

The Nominating Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company's needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.

It is our belief that members of the Board should have the highest professional and personal ethics and values. We believe that the Board should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating Committee looks for in director candidates include business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation, end markets and public policy and the absence of potential conflicts with the Company's interests. In particular, the Nominating Committee seeks candidates that have skills/experience in the following areas, each of which it is views as particularly important:

  •
  senior leadership experience,

  •
  industry experience,

  •
  public/private company board experience,

  •
  financial expertise,

  •
  government/regulatory expertise, and

  •
  international expertise.

The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

Incumbent directors initially identified Mr. Kandarian as a potential director candidate. Mr. Kandarian was nominated as a director after all members of the Nominating Committee met with Mr. Kandarian and discussed his qualifications.

Our Nominating Committee will consider stockholder nominations for directors. The Nominating Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described in our Corporate Governance Guidelines. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received by the close of business no fewer than 90 and no more than 120 days prior to the date of the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, or no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) on the 10th day following the day on which public announcement of the date of such meeting was first made by the Company.

To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a proxy statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and all written and signed representations and all completed and signed questionnaires required pursuant to our Bylaws. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company's books, of such stockholder and such beneficial owner and the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner.

As to the stockholder giving the notice, or if the notice is on behalf of a beneficial owner on whose behalf the nomination is being made, as to such beneficial owner, and if such beneficial owner is an entity, as to each control person of such entity, the notice must state the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder or beneficial owner and by any control person, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person and by any control person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) of the Exchange Act, and a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company's capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.

Board Self-Assessment

The Nominating Committee facilitates an annual assessment of the performance of the Board and its committees and coordinates reports of the annual results to the full Board for discussions. The Nominating Committee also recommends changes to improve the Board and its committees. The Nominating Committee engages an outside law firm to conduct confidential interviews with each director to obtain input on the performance of the Board, its committees and each director individually.

Director Attendance at Annual Meetings

AECOM's policy is for directors to attend our annual meetings of stockholders unless there are extenuating circumstances. All of the members of our Board of Directors attended the 2018 Annual Meeting.

Director Compensation

Information regarding the compensation of our non-employee directors is discussed below in "DIRECTORS' COMPENSATION FOR FISCAL YEAR 2018."

Director Retirement Policy

Our Corporate Governance Guidelines provide that unless otherwise recommended by the Nominating Committee and approved by the Board, directors are expected to retire from the Board at the end of the term of service during which they turn 75 years of age.

Related Party Transaction Policy

We have adopted a written related party transaction policy, which covers transactions in excess of $100,000 between the Company and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee. In reviewing such transactions, the policy requires the Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or employees generally.

Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

Mr. Tishman, a member of our Board, owns a substantial equity interest in, and has certain management rights with respect to an unaffiliated company which is party to a Shared Services Agreement (the "Services Agreement"), dated July 14, 2010, with our wholly owned subsidiary. Pursuant to the Services Agreement, the parties provide certain support services in exchange for fees based on an annual budget. In fiscal year 2018, the unaffiliated company associated with Mr. Tishman received approximately $15,913 in fees from our wholly owned subsidiary pursuant to the Services Agreement.

The unaffiliated company associated with Mr. Tishman and our wholly owned subsidiary are also parties to an Occupancy Agreement (the "Occupancy Agreement"), dated July 14, 2010, pursuant to which the unaffiliated company associated with Mr. Tishman pays our wholly owned subsidiary a portion of the rent for office space in New York City in exchange for the right to use and occupy a portion of such space. In fiscal year 2018, our wholly owned subsidiary received approximately $1,669,403 in rent from the unaffiliated company associated with Mr. Tishman per the Occupancy Agreement.

Mr. Tishman has an agreement with AECOM for reimbursement of private air travel for AECOM-related business travel to a company owned by Mr. Tishman. In fiscal year 2018, this amount was $139,925. In addition, Mr. Tishman is an indirect owner of an unaffiliated real estate development project company that engaged an AECOM affiliate to perform pre-construction and construction management services totaling $2,417,646 and an indirect owner of an unaffiliated hotel property company that procured $6,563,442 of risk management services and insurance coverage through an AECOM affiliated insurance captive in fiscal year 2018.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director's initial appointment to the Board. The minimum number of shares guideline is updated annually based on the current cash retainer ($100,000) and the 12-month trailing average AECOM stock price. Shares owned directly or indirectly, the value of vested but unexercised stock options and unvested restricted stock are counted toward the guidelines. The following table outlines the ownership of our non-employee directors as of September 30, 2018:

Non-Employee Director	Requirement — Retainer Multiple	Actual — Retainer Multiple

James H. Fordyce	5.0	51.9

Senator William H. Frist	5.0	16.3

Linda Griego	5.0	13.0

Dr. Robert J. Routs	5.0	8.8

Clarence T. Schmitz	5.0	9.8

Douglas W. Stotlar	5.0	17.2

Daniel R. Tishman	5.0	55.1

General Janet C. Wolfenbarger	5.0	5.9

Please see the "COMPENSATION DISCUSSION AND ANALYSIS" section for a discussion of the executive stock ownership guidelines applicable to our NEOs.

EXECUTIVE OFFICERS

AECOM's current executive officers are as follows:

Name	Age	Position(s) Held

Michael S. Burke	55	Chairman of the Board and Chief Executive Officer

Sean C.S. Chiao	60	President, Asia Pacific

Carla J. Christofferson	51	Executive Vice President, Chief Legal Officer

Mary E. Finch	49	Executive Vice President, Chief Human Resources Officer

Steve Morriss	53	Group President, Design and Consulting Services — Americas

Lara Poloni	50	Chief Executive, EMEA

W. Troy Rudd	54	Executive Vice President, Chief Financial Officer

John C. Vollmer	61	Group President, Management Services

Randall A. Wotring	62	Chief Operating Officer

The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

Michael S. Burke was appointed Chief Executive Officer of the Company and was elected to the Board in March 2014. In March 2015, Mr. Burke was appointed Chairman of the Board; see also the section entitled "CORPORATE GOVERNANCE — BOARD LEADERSHIP STRUCTURE." He previously served as President of AECOM from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and as a member of KPMG LLP's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and was a member of the Audit and Finance Committee. Mr. Burke currently serves as a director at Archer-Daniels-Midland Company and on the Board of Directors for Children's Bureau, which helps at-risk children through state-of-the-art child abuse prevention and treatment services. Mr. Burke is also chair of the US Business Roundtable's Infrastructure Committee and co-chair of the World Economic Forum's Infrastructure and Urban Development Community. Additionally, he served on the Board of Directors of Rentech Nitrogen Partners L.P. and Rentech Inc. until April 2016 and June 2017, respectively, as well as on the Board of Directors for LA 2028, the committee responsible for bringing the 2028 Olympic and Paralympic Games to Los Angeles.

Sean C.S. Chiao was appointed President, Asia Pacific ("APAC") in October 2014. He previously served as Chief Executive of Buildings + Places, Asia Pacific from October 2013 to September 2014 and Chief Executive of China from October 2012 to September 2013. Mr. Chiao joined AECOM in October 2009 as Executive Vice President of China in October 2009. He served from 1997 onward as Regional Chair of a legacy design and planning firm, EDAW, which merged with the Company in 2009. Mr. Chiao is also a member of Harvard University's Master in Design Engineering External Advisory Board as well as University of Southern California's Board of Advisors for the American Academy in China.

Carla J. Christofferson was appointed Executive Vice President and Chief Legal Officer of AECOM in March 2015. Prior to joining AECOM, Ms. Christofferson was Managing Partner at O'Melveny & Myers LLP in Los Angeles, a position she held since 2008. During her 22-year tenure at the firm, she represented clients in a number of industries, including power, energy and oil & gas. Ms. Christofferson began her career as a judicial clerk for the Honorable W. Matthew Byrne, Jr., of the U.S. District Court, Central District of Los Angeles. She was also co-owner of the Los Angeles Sparks Women's National Basketball Association team from 2006 until 2013.

Mary E. Finch was appointed Executive Vice President and Chief Human Resources Officer in August 2015. Prior to joining AECOM, she spent 14 years at Accenture, a provider of strategy, consulting, digital, technology and operations services, where she held positions of increasing responsibility, and most recently was the Senior Managing Director and Chief Operating Officer for Global Human Resources. Prior to joining Accenture, she held roles of progressive responsibility with Abilizer Solutions and Accenture legacy firm, Andersen Consulting.

Steve Morriss was appointed Group President, Design and Consulting Services — Americas in October 2017 and was previously Chief Executive of Europe, Middle East, India and Africa ("EMIA"). Previously, Mr. Morriss served as President and Chief Executive of AECOM's EMIA geography. He joined AECOM in January 2011 from Mouchel where he served as Managing Director of Government and Business Services and has also held senior executive roles with Serco PLC and WS Atkins. Mr. Morriss also served in the Royal Engineers and Royal Marines Reserve.

Lara Poloni was appointed Chief Executive of Europe, Middle East, India and Africa (EMIA) in October 2017. EMIA was reorganized in October 2018 to Europe, Middle East and Africa ("EMEA"). Ms. Poloni previously served as Chief Executive of Australia New Zealand (ANZ) from July 2014 to September 2017, Managing Director of the Southern Australian Region from June 2012 to June 2014, Managing Director of Environment ANZ from 2009 to 2012 and Group Leader of Transportation VicSA from October 2006 to July 2009. Prior to joining AECOM, Ms. Poloni worked in the planning, assessment and development of major infrastructure in the transport, energy and telecommunications sectors, serving as Group Manager of Planning and Environment for civil engineering firm Maunsell from January 2002 to September 2006. She was also previously a Board Member of Infrastructure Partnerships Australia.

W. Troy Rudd was appointed Executive Vice President and Chief Financial Officer in October 2015. He previously served as Chief Operating Officer, Design Consulting Services ("DCS") Americas and Chief Financial Officer, DCS Global from November 2014 to October 2015. He also served as Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Mr. Rudd joined AECOM in 2009 as Vice President, Financial Planning and Analysis. Prior to joining AECOM, he spent 10 years as a partner with KPMG LLP, where he held various leadership roles.

John C. Vollmer was appointed Group President, Management Services ("MS") in September 2016. Mr. Vollmer joined AECOM from URS Corporation, where he was the Executive Vice President of Operations for URS Federal Services. Mr. Vollmer has more than 35 years of experience working with military and other Federal agency markets providing waste management, nuclear operations, Information Technology, communications, and command and control solutions worldwide.

Randall A. Wotring was appointed Chief Operating Officer in July 2017. Previously, Mr. Wotring served as President of Technical and Operational Services since July 2016 and Group President, Management Services and President of URS' Federal Services business since November 2004. After joining an affiliate of URS in 1981, Mr. Wotring held various leadership positions, including managing the day-to-day operations of the Engineering and Technical Services Group within the URS Federal Services business. He also served as a member of the URS Management Committee and Risk Management Committee. Mr. Wotring is a founding member and currently serves on the Board of Directors of TimkenSteel.

COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

This Compensation Discussion and Analysis section outlines the compensation philosophy and decisions for the following Named Executive Officers, or NEOs:

Named Executive Officer	Role As of the End of Fiscal Year 2018

Michael S. Burke	Chairman of the Board and Chief Executive Officer

W. Troy Rudd	Executive Vice President, Chief Financial Officer

Randall A. Wotring	Chief Operating Officer

Carla J. Christofferson	Executive Vice President, Chief Legal Officer

John C. Vollmer	Group President, Management Services

Fiscal Year 2018 Financial Performance Review

Revenue, operating cash flow and free cash flow increased in fiscal year 2018. However, profitability decreased primarily due to execution challenges on a handful of projects in the Construction Services segment and a timing related impact from a planned AECOM Capital transaction that did not close as expected prior to year end, which resulted in stock price underperformance.

Importantly, we had many successes in fiscal year 2018 that built a foundation for continued growth, including record wins and backlog, which support our expectations for double-digit adjusted EBITDA growth in fiscal year 2019. Winning work and increasing the value of our backlog of future work, including a favorable mix shift to higher-margin segments, are critical elements towards achieving our five-year financial targets and stockholder value creation.

– Delivered record revenue of $20.2 billion, an increase of 11%	– Wins increased 23% to a record $28.4 billion

– Backlog at the end of fiscal year 2018 reached a new high of $54 billion	– GAAP EPS declined from $2.13 in FY'17 to $0.84 in FY'18 and adjusted EPS* decreased by 9%

– Operating Cash Flow Per Share	– Free Cash Flow Per Share*

– Total stockholder return declined 11%

Additional Fiscal Year 2018 Financial & Strategic Accomplishments

  •
  Executed on our capital allocation priorities, including continued investments in growth that led to record revenue, wins and backlog, as well as $223 million of debt reduction and a return of capital to stockholders under a $1 billion repurchase authorization, including the execution of a $150 million accelerated share repurchase.

  •
  Took strategic actions to de-risk the business and hone our focus on higher-margin and lower-risk professional services work, where our primarily cost-plus contracting model provides for generally lower risk than fixed-price work. This effort included a process to exit certain aspects of our Oil & Gas business and a decision to no longer pursue work in markets where the risk and reward are not favorable, including our exit from the fixed-price construction of combined cycle natural gas power plants.

  •
  Implemented a new human resources system to better manage our workforce of approximately 87,000 employees and to drive overall labor utilization, which is a key measure of efficiency and profitability. In addition, because our business is human capital intensive, the new human resources system creates the opportunity to reduce costs and enhance margins across the enterprise in fiscal year 2019 and beyond.

  •
  Engaged a leading consulting firm to review our operational and strategic priorities and to develop plans to maximize stockholder value. The result of this process was a plan to increase margins by reducing general and administrative expenses by $225 million as well as ongoing reviews of our portfolio of businesses and countries of operation as part an ongoing process to de-risk, which we are executing on in fiscal 2019.

Addressing Fiscal Year 2018 Challenges

  •
  While we achieved numerous financial and strategic accomplishments in fiscal year 2018 that position us for long-term success, we experienced execution challenges on a handful of projects in our Construction Services ("CS") segment that impacted our underlying profitability. These challenges were avoidable and inconsistent with our previous strong execution track record.

  •
  As a result, we made management changes in our CS segment and implemented a number of enhancements to our risk management and oversight processes designed to ensure future execution aligns with our previous execution track record.

*
See Annex B, Reconciliation of Non-GAAP Items.

  •
  Additionally, profitability was negatively impacted by the timing of a planned sale of an AECOM Capital property that was expected to close in fiscal year 2018.

Fiscal Year 2018 Pay for Performance

A significant majority of our NEOs' compensation is "performance based" (i.e., subject to the accomplishment of individual and the Company's objectives) and stock based (i.e., aligned with stockholders' interests).

CEO Target Compensation

2018 Pay for Performance and Application of Committee Discretion

For fiscal year 2018, the incentive programs for our CEO were determined by performance against adjusted EPS, operating cash flow per share, free cash flow per share, and total stockholder return targets. Our performance in fiscal year 2018 was mixed with significant increases in revenue, cash flow, wins and backlog, which were offset by a decline in profitability due to execution challenges on a handful of projects in the CS segment and the timing of an AECOM Capital sale that was expected to close in fiscal year 2018 but was delayed, which contributed to a decline in the stock price.

Because of this varied performance, the Compensation Committee deemed it appropriate to exercise discretion and reduce the CEO's fiscal year 2018 annual cash bonus from 131.8% of target to 100% of target to best align pay with performance and demonstrate organizational accountability for stockholders. As a result, year-over-year, the CEO's annual cash bonus decreased as follows:

CEO Annual Cash Bonus and Fiscal Year-End Stock Price

Because equity awards comprise 74% of our CEO's total compensation, pay for performance and alignment with stockholders' interests is best exhibited in the CEO's realizable pay compared to target pay, which reflects the impact of changes in the stock price since the grant date:

CEO Target and Realizable Pay

Target pay reflects base salary, target bonus and grant value of our CEO's equity awards. Realizable pay reflects base salary, actual cash bonuses paid and the realizable value of our CEO's equity awards based on a $26.50 stock price, the December 31, 2018 closing stock price. The realizable value of our CEO performance equity awards is based on actual performance of 125% for PEP16 and estimated performance of 83.7% and 86.4% for PEP17and PEP18, respectively, both reflecting TSR underperformance in fiscal years 2017 and 2018.

2019 Pay for Performance, Design and Rigor of Goal Enhancements

Senior management and directors, including the Chair of the Compensation Committee, directly received and incorporated stockholder input to help inform our ongoing evaluation of our compensation plans with a focus on strengthening the link between pay and performance and best aligning management and stockholder interests.

This feedback helped inform the Compensation Committee's review of plan design and the rigor of goals, leading to changes to fiscal year 2019 plan design.

First, the Compensation Committee held flat the CEO's target pay for fiscal year 2019.

CEO Target Pay

Additionally, the Compensation Committee made significant design changes to fiscal year 2019 compensation metrics to best align our incentive programs with our long-term strategy and profitable growth. Notable design changes include:

  –
  Adding ROIC as a performance metric to our long-term incentive performance equity awards.

  –
  Using a single, three-year cumulative performance period for all performance metrics for our long-term incentive performance equity awards.

  –
  Removing duplicative metrics between the short- and long-term incentive plans.

Finally, when setting goals and reviewing performance, the Compensation Committee considered numerous factors to best align pay with progress towards achieving our long-term strategy objectives and profitable growth. Specifically, in setting fiscal year 2019 metrics and goals, the Compensation Committee considered and incorporated elements from AECOM's five-year financial plan and continued to focus on incentivizing industry-leading cash flow performance. The Compensation Committee increased the rigor of its cash flow goals by setting performance targets for free cash flow at 100% of adjusted earnings per share (increased from 90%). Since the operating cash flow goal in the short-term incentive plan is directly derived from the free cash flow goal, the rigor of the operating cash flow target also increased.

As a result of the above actions, the Compensation Committee believes our incentive programs will best incentivize NEOs and reward financial performance that is most likely to maximize stockholder value creation.

Stockholder Engagement and Executive Compensation Design Changes

Following the 2018 Annual Meeting, in which we received less than a majority vote on Say-on-Pay, we broadened our stockholder outreach to include direct engagement with directors and stockholders, whose ownership combined represent approximately 75% of shares outstanding.

What we heard	Our Response	Our Reasoning
Compensation/Organization Committee Outreach
Compensation Committee members should engage directly with stockholders	✓ The Compensation Committee has engaged directly with stockholders.	Direct Compensation Committee engagement with stockholders provides further opportunities to align management and stockholders' interests.
Short-Term Incentives (Annual Cash Bonus)
Better align Pay with Performance

✓

The Compensation Committee exercised discretion to reduce the CEO's fiscal year 2018 annual bonus from 131.8% to 100.0% to reflect execution challenges that led to adjusted operating profit below plan and underperformance of the Company's stock price.

Exercising discretion to reduce the CEO's annual bonus for fiscal year 2018 better aligned pay with performance given the unique set of circumstances that negatively impacted fiscal year 2018 financial performance, including execution challenges in the CS segment.

Operating cash flow metrics continued to earn above 100%

✓

AECOM continues to deliver industry- leading cash flow performance, and performance at target levels has historically and continues to require cash flow conversion above the median of the E&C industry. However, in response to investor feedback, beginning fiscal year 2019, the Compensation Committee increased the target level of the conversion rate to further enhance the rigor of the goal and to reflect recent cash flow outperformance.

Increasing the conversion target used to determine the cash flow target continues to incentivize and reward cash flow performance that is above the median of peers and ensures management remains focused on delivering industry-leading cash flow.
Long-Term Incentives (Equity Awards)
The equity performance awards vest in three years but certain metrics include three annual performance periods	✓ Revised fiscal year 2019 equity performance awards to replace three, annual performance periods with a single, three-year performance period for all financial metrics.	Three-year cumulative metrics challenges management to focus on long-term value creation.

The annual cash bonus and equity performance awards contain duplicative metrics	✓ Revised fiscal year 2019 equity performance awards to remove adjusted EPS, thus removing the duplicative metrics in our short and long-term incentive plans.	We believe that with ROIC and free cash flow in the long-term equity incentive plan and adjusted EPS and operating cash flow in the annual cash bonus plan, management is incentivized to maximize stockholder value.

Incentive plans should support long-term strategy	✓ Revised fiscal year 2019 equity performance awards to add ROIC with underlying profit growth assumptions that are consistent with our five-year financial targets.	We believe ROIC is a strong measure of long-term profitable growth and value creation, and evidence supports the Compensation Committee's view that a company's ROIC is highly correlated with TSR. Additionally, ROIC is superior to TSR as an incentive metric by focusing attention on driving earnings growth and working capital efficiencies while eliminating the impact of short-term stock market volatility from compensation outcomes and performance measures.

Free cash flow metrics continued to earn above 100%	✓ As of fiscal year 2019, free cash flow per share targets are set at 100% of adjusted EPS target (increased from 90% for fiscal year 2018 awards), which exceed the median of the E&C industry (81%).	Increasing the conversion target used to determine the cash flow target continues to incentivize and reward cash flow performance that is above the median of peers and ensures management remains focused on delivering industry-leading cash flow.

Our Pay Philosophy and Pay Elements

2018 Pay Philosophy

The purpose of our executive compensation program is to recognize and reward outstanding achievement, as well as attract and retain executives in a competitive talent market. We also strive to link our business focus on growth and improved returns, and to align our executives' interests with those of our stockholders. To execute on our pay philosophy we:

  •
  Provide a competitive compensation package that will allow us to attract, motivate, reward and retain key talent to achieve business objectives.

  •
  Provide incentives that promote sustained short- and long-term financial growth and returns in order to enhance stockholder value.

  •
  Provide a strong pay for performance model, including compensation subject to both individual and Company performance conditions.

  •
  Optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

  •
  Address stockholder dilution concerns by being mindful of the potential dilutive effect of our long-term incentive program.

2018 Named Executive Officer Pay Elements and How Each Links to Performance

Pay Element	What It Does	How It Links to Performance

Base Salary	Provides competitive fixed compensation levels relative to the NEO's position and experience compared to similar positions at AECOM's peers.	• Salary increase tied to performance in the role and growth of the Company.

Annual Cash Bonus / Short-Term Incentive	Encourages focus on achievement of the Company's annual financial plan, as well as the specific qualitative goals included in the Company's strategic plan.

•

Financial metrics, e.g.,  adjusted EPS and operating cash flow per share. Metrics vary by individual based on responsibilities.

•

Individual contribution goals based on objective performance metrics that also allow the Compensation Committee to use judgment in considering quantitative and qualitative performance factors. Weighting varies by individual based on responsibilities.

•

Payments may range from 0% to 200% of target based on actual performance and are subject to discretion by the Compensation Committee.

Long-Term Equity Incentive: PEP Award	Rewards achievement of performance related to the Company's long-term objectives and stockholder value creation.

60% of long-term incentive equity awarded as performance units under the PEP2018.

•

Performance criteria are adjusted EPS, free cash flow per share and relative TSR, weighted 37.5%, 37.5% and 25.0%, respectively in determining overall payout.

•

Payouts may range from 0% to 200% of target based on actual performance achieved over the performance period.

•

Three-year vesting period.

•

The final value depends on AECOM's stock price.

Long-Term Equity Incentive: Restricted Stock Unit Award	Rewards achievement of performance related to the Company's long term objectives and stockholder value creation.

40% of long-term incentive equity awarded as RSUs that will convert to an equivalent number of AECOM shares of common stock, as long as the individual remains an AECOM employee through the three-year vesting date.

•

Three-year vesting period.

•

The final value depends on AECOM's stock price.

COMPENSATION GOVERNANCE, PROCESS AND DECISIONS

2018 Compensation/Organization Committee's Process

Compensation decisions are made as part of a year-long review process:

The Compensation Committee, which is composed solely of independent directors, has been authorized to determine and approve compensation for AECOM's executive officers. The Compensation Committee is also responsible for reviewing the compensation for the members of the Company's Board and submits any modifications for approval by the Board.

As part of the annual compensation planning process, the Compensation Committee reviews the NEOs' base salary, as well as short-term and long-term incentive compensation, with a focus on the total reward package. The Compensation Committee looks to AECOM's compensation peer group of companies, as well as the broader market, as a baseline for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the compensation peer group or broader market. Instead, when determining compensation for executive officers, the Compensation Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each executive during the year relative to individual, pre-defined goals and objectives. Differences in compensation levels for our NEOs are driven by the Compensation Committee's assessment, in its judgment, of each of our executive's responsibilities, experience and compensation levels for similar positions at peer companies. Except as otherwise noted in this CD&A, the Compensation Committee's determinations are subjective and the result of business judgment informed by members' experiences, analysis of peer company data, input from the independent consultant, and overall compensation trends.

Each fiscal year, the Compensation Committee:

  •
  Approves design changes to the executive compensation program, as applicable.

  •
  Reviews the Company's financial, strategic and operational metrics and goals, compensation peer group and approves the performance objectives of the CEO and other executive officers.

  •
  Reviews full-year Company financial and strategic performance to understand what was accomplished relative to established objectives.

  •
  Evaluates the CEO's performance in light of the review of Company performance.

  •
  Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objective.

  •
  Determines compensation amounts for the CEO and each of the other executive officers, taking into account:

    –
    Prior year's compensation;

    –
    Performance assessments;

    –
    Market considerations;

    –
    Individual performance and succession planning and retention considerations;

    –
    Input from the Compensation Committee's independent compensation consultant; and

    –
    For the other NEOs, the CEO's recommendations.

  •
  Reviews and approves the payouts for equity award with completed performance periods.

With respect to long-term incentive equity awards, the initial step in determining the awards is the Compensation Committee's determination of an overall pool for long-term incentive equity awards. This determination is based on a recommendation from the CEO, which takes into account the size of previous pools relative to the growth in the Company's earnings and in eligible employees, the accounting expense, the potential dilutive effects on stockholders and the external competitiveness of individual awards. The Compensation Committee considers market data, including compensation for comparable positions at peer companies, and the strategic importance of a position to determine the long-term incentive equity value to be awarded to each NEO. In making these decisions, the Compensation Committee takes into account the impact of the awards to the NEOs on the remaining pool available for allocation to other executives. The dollar value awarded by the Compensation Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant.

2018 Compensation/Organization Committee's Independent Compensation Consultant

The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation Committee engaged the services of the consulting firm Exequity LLP. During fiscal year 2018, the consultant provided data on the compensation and relative performance of compensation peer group companies as well as general industry data to the Compensation Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided opinions on the degree to which compensation arrangements are consistent with market practices, and consulted on other compensation matters as needed. Exequity LLP does not provide any additional services to the Company.

The Compensation Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP, (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP's total revenue, (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest, (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Compensation Committee, (5) any AECOM stock owned by Exequity LLP's employees involved in the engagement and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Compensation Committee concluded that Exequity LLP is independent and that Exequity LLP's work raises no conflicts of interest.

2018 Assessing Competitive Practice

As part of its due diligence when making compensation decisions, the Compensation Committee examines pay data for a group of companies to stay current with market pay practices and trends and to understand the competitiveness of the Company's total compensation and its components of pay.

Compensation peer group data is also supplemented with broader market survey data from the Aon Hewitt U.S. Total Compensation Executive survey. The Compensation Committee uses the compensation peer group and market survey data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Compensation Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.

Our below compensation peer group, which remains unchanged from the 2017 compensation peer group, not only includes engineering & construction and defense companies, but also companies in other industries that the Compensation Committee considered to be of similar size, international presence and complexity. The Compensation Committee, when developing the compensation peer group, identified its competitors for talent and considered other various measures of size, scope and complexity, such as industry, sales, net income, market capitalization and enterprise value.

For fiscal year 2019, the Compensation Committee updated the Company's compensation peer group to replace Accenture Plc with DXC Technology since DXC Technology is a competitor for talent as a technical service provider.

2018 Compensation Peer Group

Accenture Plc	General Dynamics	Northrop Grumman

Baker Hughes	Halliburton	PACCAR

Chicago Bridge & Iron Company N.V.	Illinois Tool Works	Parker-Hannifin

Cognizant Technology Solutions	Jacobs Engineering Group	Raytheon

Cummins	KBR	Xerox

EMCOR Group	L3 Technologies

Fluor	Leidos Holdings

2018 Performance Measures

AECOM used specific measures to drive and reward performance in fiscal year 2018:

  •
  Net Income and Profitability (measured by adjusted earnings per share and pre-variable compensation EBITA, which is a profitability measure on which the operating segments are evaluated);

  •
  Cash Flow (measured by operating cash flow, operating cash flow per share and free cash flow per share); and

  •
  Stockholder value creation (measured by relative total stockholder return).

In fiscal year 2018, the Compensation Committee approved a pre-determined framework of adjustments to our financial results for our short-term and long-term incentive plans to the extent consistent with Section 162(m) of the Code, to ensure our executive compensation is aligned with our business performance. Generally, these adjustments may include unusual items, both positive and negative, that are inconsistent with the assumptions reflected in our financial plans. These adjustments under our formulaic framework may vary from year to year and include unplanned acquisitions and other acquisition-related matters, accounting changes and other unusual items.

While our reported financial results are made according to GAAP for fiscal year 2018, the Compensation Committee concluded that for the purposes of our short-term incentive and long-term incentive equity awards, it is appropriate to use certain Non-GAAP measures which have been reconciled to their GAAP equivalent, see Annex B, Reconciliation of Non-GAAP Items.

2018 Elements of our Named Executive Officer Compensation

The following is a discussion of the primary elements of fiscal year 2018 compensation for each of our NEOs.

Fixed Incentive Elements

Base Salaries

Our Compensation Committee adjusts base salaries in connection with its periodic review considering the competitive talent market conditions, NEOs' performances, and any change in responsibilities. The following sets forth the fiscal year 2018 base salary increases for each NEO made primarily due to competitive market conditions to retain talent:

NEOs	2017 Base Salary	2018 Base Salary

Michael S. Burke	$1,354,812	$1,466,357

W. Troy Rudd	$581,167	$625,295

Randall A. Wotring	$731,925	$783,854

Carla J. Christofferson	$578,474	$618,288

John C. Vollmer	—	$554,813

The Compensation Committee believes that our NEOs' base salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.

Performance Incentive Elements

Annual Cash Bonus (Short-Term Incentive)

Our Compensation Committee annually approves Company performance metrics under our annual cash bonus program, the Executive Incentive Plan ("EIP"), that establishes an annual short-term incentive award opportunity to be paid to each NEO upon achieving certain performance goals.

2018 Aligning Pay with Performance and Strategy

Our executive compensation program is designed to support its strategy for long-term profitable growth and stockholder value creation. With this in mind, for fiscal year 2018 the Compensation Committee selected earnings and cash flow metrics to align pay with its long-term strategy as follows:

Performance Metrics

Corporate	Operating Groups	Why Selected
Adjusted Earnings Per Share	Pre-Variable Compensation ("Pre-VC") EBITA	Adjusted EPS and Pre-VC EBITA incentivizes a focus on profitability
Adjusted EPS focuses on earnings on a per share basis to align with stockholder interests
Pre-VC EBITA focuses on overall operating profit levels
Operating Cash Flow Per Share	Operating Cash Flow	Cash flow incentivizes disciplined growth and risk management, operational efficiency and working capital management
Per Share for Corporate metrics incentivizes capital discipline and aligns with performance of our stockholders
Key Performance Indicator ("KPI") Assessment		Encourages focus on the achievement of the Company's annual financial plan, as well as on specific qualitative goals included in the Company's strategic plan

2018 Rigorous Goal Setting

The Compensation Committee reviews the financial, strategic and operational goals of the Company's annual financial plan when determining the financial targets for its NEOs. Financial performance goal setting is built upon a rigorous, bottom-up financial planning process across the entire organization.

Earnings Metrics Consistent with Financial Guidance

For fiscal year 2018, the adjusted EPS target for the NEOs' annual cash bonus award was consistent with the Company's 2018 financial plan and consistent with financial guidance presented to investors.

Incentivizing Continued E&C Industry Leading Cash Flow Performance

For fiscal year 2018, the Compensation Committee set the free cash flow per share target at 90% of its adjusted earnings per share target. Targeting 90% free cash flow conversion rates exceeds the E&C industry historical median conversion rates (81%). The operating cash flow per share goal was then derived by adding capital expenditures per share, net of proceeds from disposals, to the free cash flow per share target.

Aligning Pay for Performance in Fiscal Year 2018

For fiscal year 2018, the Compensation Committee exercised discretion to reduce the CEO's annual bonus from 131.8% to 100.0% to reflect execution challenges that led to operating profit below plan and the resulting underperformance of the Company's stock price.

2019 Rigorous Goal Setting

In response to last year's Say-on-Pay results and feedback from investors, the Compensation Committee revisited how it set its goals for the fiscal year 2019 annual incentive program.

Increased Rigor of Operating Cash Flow per Share Goals

For fiscal year 2019, the Compensation Committee increased the rigor of the free cash flow per share target by setting target performance at 100% (as opposed to 90%) of its adjusted earnings per share target, which exceeds the median three-year performance of the E&C industry (81%). The operating cash flow per share goal is derived by adding capital expenditures per share, net of proceeds from disposals, to the free cash flow per share target. As a result, the rigor of the operating cash flow target also increased. The Compensation Committee believes that targets requiring the Company to outperform the historical performance of its peers maximizes long-term stockholder value.

2018 Pay for Performance

For fiscal year 2018, the NEOs' actual bonus paid as a percentage of target bonus under the annual incentive plan declined due to financial performance that varied across metrics, which resulted in a decline in TSR.

Annual Cash Bonus Paid Percentage of Target

The NEOs' annual cash bonus payouts can range from 0%, if the minimum performance threshold is not achieved, to 200% if the maximum performance standards are met or exceeded. For fiscal year 2018, our NEOs' performances were measured with the following performance metrics and weightings.

NEOs	Fiscal Year 2018 Performance Metrics and Weightings

Michael S. Burke	Adjusted Earnings Per Share = 35%

W. Troy Rudd	Operating Cash Flow Per Share = 35%
KPIs = 30%

Randall A. Wotring	Adjusted Earnings Per Share = 25%

Carla J. Christofferson	Operating Cash Flow Per Share = 25%
KPIs = 50%

John C. Vollmer	Pre-VC EBITA (MS) = 35%
Operating Cash Flow (MS) = 35%
KPIs = 30%

Based on the above, for Messrs. Burke and Rudd, the annual cash bonus calculation is as follows:

For the fiscal year 2018 annual cash bonus, the following outlines the percentage earned by each NEO:

Burke

Performance Metric	Target Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	35%	$2.43	$2.65-$2.75	$2.84	$2.63	*	31.8%

Operating Cash Flow Per Share	35%	$2.80	$3.05-$3.17	$3.27	$4.77		70.0%

KPIs	30%						30.0%

Total							100.0%**

*
See Annex B, Reconciliation of Non-GAAP Items.

**
For fiscal year 2018, the Compensation Committee exercised discretion to reduce the CEO's annual bonus from 131.8% to 100.0% to reflect execution challenges that led to adjusted operating profit below plan and underperformance of the Company's stock price.

Rudd

Performance Metric	Target Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	35%	$2.43	$2.65-$2.75	$2.84	$2.63	*	31.8%

Operating Cash Flow Per Share	35%	$2.80	$3.05-$3.17	$3.27	$4.77		70.0%

KPIs	30%						8.5%

Total							110.3%

*
See Annex B, Reconciliation of Non-GAAP Items.

Wotring

Performance Metric	Target Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	25%	$2.43	$2.65-$2.75	$2.84	$2.63	*	22.7%

Operating Cash Flow Per Share	25%	$2.80	$3.05-$3.17	$3.27	$4.77		50.0%

KPIs	50%						52.3%

Total							125.0%

*
See Annex B, Reconciliation of Non-GAAP Items.

Christofferson

Performance Metric	Target Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	25%	$2.43	$2.65-$2.75	$2.84	$2.63	*	22.7%

Operating Cash Flow Per Share	25%	$2.80	$3.05-$3.17	$3.27	$4.77		50.0%

KPIs	50%						23.3%

Total							96.0%

*
See Annex B, Reconciliation of Non-GAAP Items.

Vollmer

Performance Metric	Target Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)	Earned Percentage

Pre-VC EBITA (MS)	35%	$197.2	$227.4-$236.6	$255.2	$254.9	69.4%

Operating Cash Flow (MS)	35%	$211.7	$244.0-$254.0	$273.9	$276.0	70.0%

KPIs	30%					30.0%

Total						104.3%

Key Performance Indicator ("KPI") Assessment

In determining each NEO's performance against their KPIs, the Compensation Committee assessed each NEO's individual performance as well as the Company's overall 2018 business performance.

NEOs	Achievements

Michael S. Burke	Strengthened AECOM's position for long-term profitable growth by executing strategic priorities on integrated solutions, geographic expansion, technology and innovation, and operational excellence, with an engaged and enabled workforce. This is evidenced by the 23% increase in wins, a 14% increase in backlog, an 11% increase in revenue, and an 11% increase in operating and free cash flow in fiscal year 2018.
Increased brand recognition as shown by being referenced in the media at a rate twice that of our closest competitor, 4th consecutive year on Fortune's "Most Admired Companies list.

W. Troy Rudd	Ensured adequate liquidity; reduced cost of capital by taking advantage of market opportunities; reduced general and administrative spend.

Randall A. Wotring	Drove top pursuits across the company; collaborated to prioritize pursuits and resources; restructured Client and Strategic Accounts; developed strategic plan by market.

Carla J. Christofferson	Improved and monitored IT security upon completion of threat assessment; continued to drive ethics and compliance outside of the US; created highest level of safety.

John C. Vollmer	Engaged with clients to address areas of improvement; restructured business to more readily execute strategic initiatives; enabled innovation through Global Challenge program.

The fiscal year 2018 target and earned annual cash bonuses for our NEOs as compared to fiscal year 2017, were as follows:

NEOs	2017 Target	2017 Bonus ($)	2018 Target	2018 Bonus ($)	Explanations

Michael S. Burke	$2,268,750	$3,330,315	$2,475,000	$2,475,000	The Compensation Committee exercised discretion to reduce the CEO's annual bonus from 131.8% to 100.0% to reflect execution challenges that led to operating profit below plan and the resulting underperformance of the Company's stock price.

W. Troy Rudd	$600,000	$700,000	$634,600	$700,000	Achieved outstanding cash performance, executed successful credit agreement refinancing and internal reorganizations.

Randall A. Wotring	$740,000	$1,480,000	$800,000	$1,000,000	Refocused collaborative selling to key clients by market sector and partnered with business development to secure and drive notable wins.

Carla J. Christofferson	$600,000	$700,000	$625,000	$600,000	Improved processes to proactively address safety, ethics & compliance issues, and IT security risks by completing threat assessments.

John C. Vollmer	—	—	$575,000	$600,000	Management Services exceeded the fiscal year 2018 financial plan; offset by enterprise-wide performance considerations.

Long-Term Incentive Equity Awards

We believe that long-term equity awards enable us to deliver competitive compensation value to the NEOs at levels sufficient to attract and retain top talent while aligning their interests with that of our stockholders by incentivizing and rewarding increases in stockholder value. Long-term incentive equity awards align our NEOs' interests with those of our stockholders by linking the final value to AECOM's stock price and, for PEP awards, establishing performance metrics that drive long-term stockholder value. Because vesting is based on continued employment over three years, our long-term equity incentives not only serve to help retain our NEOs through the award vesting period but also ensure NEOs are focused on long-term value creation and building sustainable growth.

Long-Term Incentive Equity Awards

Fiscal year 2018 long-term incentive equity awards have a compensation mix composed of:

  •
  60% performance units under the Performance Earnings Program ("PEP") =

  –
  PEP awards include three annual performance periods for our earnings and cash flow metrics and one three-year period for our TSR metric.

  –
  Payouts at the end of the three-year vesting period may range from 0% to 200%.

  •
  40% Restricted Stock Units ("RSUs") =

  –
  The restricted stock units vest three-years after grant.

  •
  Payments = PEPs and RSUs are paid in shares of AECOM stock.

  •
  Final Value = The final value depends on AECOM's stock price, furthering alignment with stockholders.

2018 Long-Term Incentive Award

As part of its review of fiscal year 2018 performance, the Compensation Committee analyzed the role and responsibilities of each NEO, including their past and current performance history, and prevailing market practices with respect to the Company's compensation peer group and across industries. Annual equity awards were not determined based on the attainment of any particular individual, Company or third party performance metric but were instead based on a consideration of all relevant factors as applied to each NEO (taking into consideration the Compensation Committee's collective experience regarding appropriate annual equity grant levels). Based on this assessment, the Compensation Committee approved the following equity awards in fiscal year 2018:

	2017		2018

NEO	RSU Award ($)	PEP Target Award ($)	RSU Award ($)	PEP Target Award ($)	Overview of Changes

Michael S. Burke	$4,400,001	$6,994,681	$4,400,025	$6,907,415	Effectively flat year-over-year

W. Troy Rudd	$600,028	$953,824	$800,015	$1,255,894	Increase based on competitive compensation data

Randall A. Wotring	$720,003	$1,144,589	$1,000,027	$1,569,886	Increase based on competitive compensation data and recognition of greater experience in the COO role

Carla J. Christofferson	$540,002	$858,462	$600,002	$941,940	Increase based on competitive compensation data

John C. Vollmer	—	—	$400,026	$627,947	Increase reflects promotion to Section 16 Officer status

2018 PEP Design and 2019 Design Changes

Starting in fiscal year 2019, our Compensation Committee made significant design changes to our PEP awards following direct engagement with stockholders. A comparison of the revised design changes made in fiscal year 2019 and the fiscal year 2018 design is provided below.

	Current PEP Award — Fiscal Year 2018	Redesigned PEP Award — Fiscal Year 2019

Performance Metrics	Adjusted Earnings Per Share = 37.5% Free Cash Flow Per Share = 37.5% Relative Total Stockholder Return = 25%	ROIC = 50% Free Cash Flow Per Share = 50%

Performance Periods	Adjusted EPS and Free Cash Flow per Share — Three annual performance periods Relative TSR — One three-year performance period	All metrics — One three-year performance period

2018 Goal Setting

The Compensation Committee reviews the financial, strategic and operational goals of the Company's long-term plan when determining the financial targets for its NEOs. Financial performance goal setting is built upon a rigorous, bottom-up financial planning process across the entire organization.

Adjusted EPS

The adjusted EPS target was consistent with the Company's 2018 financial plan and consistent with fiscal year 2018 financial guidance presented to investors.

Free Cash Flow per Share

For fiscal year 2018, the Compensation Committee set the free cash flow per share targets at 90% of its adjusted earnings per share target. The target exceeds the median cash flow conversion rates of the E&C industry (81%) and appropriately challenges and rewards industry leading performance without disincentivizing prudent investments necessary to long-term earnings growth.

Relative TSR

For fiscal year 2018, the Compensation Committee set the relative TSR metric target at the median of its Compensation Peer Group. The Compensation Committee noted that the Compensation Peer Group includes companies heavily weighted in the defense industry, which has significantly outperformed the S&P500 in recent years. This metric is projected to pay out at zero for PEPs granted in fiscal year 2017 and 2018. Below are the goals established for these PEPs:

	Threshold	Target	Maximum
Percentile Rank %	25%	50%	75%
Payout Scale %	0%	100%	200%

2019 New Metric and Increased Rigor of Goals

In response to last year's Say-on-Pay results and feedback from investors, the Compensation Committee selected ROIC as a new performance metric with the profitability goals of the ROIC target aligned with the growth forecasts supporting the Company's five-year financial plan, which requires an improvement in ROIC from the prior three years and most-recently completed fiscal year.

Return on Invested Capital

For PEP19, the ROIC target was based on a holistic approach considering multiple factors. Key factors included (1) the Company's 2019 financial plan and financial guidance presented to investors including forecasts for EBITDA and EBITDA growth rates; (2) the expected stock price performance and market cap creation if we achieved our goals; (3) improvement over the current trailing 3-year average ROIC performance; (4) continued improvement over the life of the plan; (5) returns measured against a reasonable estimate of our weighted average cost of capital; and (6) the performance and goals of our peers, where publicly available.

Return on Invested Capital ("ROIC")	=	Average Annual NOPAT(1) over 3 Years Average Quarterly Invested Capital(2) over 3 Years

(1)
NOPAT (Net Operating Profit After Tax) = Adjusted Net Income + Interest Expense Net of Interest Income (tax effected at the reported adjusted effective tax rate)
(2)
Average Invested Capital = Attributable Stockholders Equity + Total Debt – Cash and Cash Equivalents (13 quarters of the performance periods calculated through fiscal years 2019, 2020, and 2021)

Increased Rigor of Free Cash Flow per Share Goals

For PEP19, the Compensation Committee increased the rigor of the free cash flow per share target by setting target performance at 100% (as opposed to 90%) of its adjusted earnings per share target. Target performance at 100% conversion exceeds the three-year median performance of the E&C industry (81%). The Compensation Committee's expects to continuously challenge management to surpass its peers on a consistent basis.

 Adjusted Net Income to Free Cash Flow1 Conversion

1
Conversion metrics adjusted to conform with AECOM's definition of adjusted net income and free cash flow.

Note: E&C industry companies include Chicago Bridge & Iron Company N.V. Fluor, Granite Construction, Jacobs, KBR, Tetra Tech and Tutor Perini.

PERFORMANCE EARNINGS PROGRAM — 2018 ACTUAL ACHIEVEMENTS AND PAYOUTS

Fiscal Years 2016-2018 (PEP2016)

AECOM's PEP2016 had two one-year performance periods, the second of which ended in fiscal year 2017. Performance was measured with a 50% emphasis on adjusted EPS and a 50% emphasis on free cash flow ("FCF") per share. Given AECOM's achievement of the PEP2016 goals as disclosed in our prior Proxy Statements, NEOs received PEP2016 payouts at 125% of the target award amounts. Although the performance period for PEP2016 ended at the end of fiscal year 2017, continued employment through December 15, 2018 was required before the PEP2016 awards became vested.

Fiscal Years 2017-2019 (PEP2017)

AECOM's PEP2017 has three one-year performance periods for its financial metrics with a 37.5% weighting for adjusted EPS, a 37.5% weighting for free cash flow per share and a 25% weighting for a three-year performance period ending December 14, 2019 for its relative TSR metric. As of September 30, 2018, PEP2017 is estimated to earn 83.7% based on the actual year 1 (fiscal year 2017) and year 2 (fiscal year 2018) financial and relative TSR performance and assuming financial performance at target for year 3 (fiscal year 2019). Details on year 2 (fiscal year 2018) financial and cumulative (fiscal years 2017 - 2018) relative TSR performance are as follows:

Year 2 (Fiscal Year 2018)	Threshold	Target	Maximum	Actual*	Actual %		Actual Payout (%)

Adjusted EPS Growth[1]	(5.0)%	2.0%-5.0%	10.0%	$2.44	–5.4%	[1]	0%

FCF Per Share Growth[2]	(5.0)%	2.0%-5.0%	10.0%	$3.93	43.4%	[2]	200%

Fiscal Year 2017-2019	Threshold	Target	Maximum	Actual	Estimated Payout

Total Stockholder Return	25%	50%	75%	N/A	0%

  *
  See Annex B, Reconciliation of Non-GAAP Items.
  1
  Calculated from $2.58 in fiscal year 2017.
  2
  Calculated from $2.74 which was 200% of Target in fiscal year 2017.

Fiscal Years 2018-2020 (PEP2018)

AECOM's PEP2018 has three one-year performance periods for its financial metrics with a 37.5% weighting for adjusted EPS, a 37.5% weighting for free cash flow per share and a 25% weighting for a three-year performance period ending December 14, 2020 for its relative TSR metric. As of September 30, 2018, PEP2018 is estimated to earn 86.4% based on the actual year 1 (fiscal year 2018) financial and relative TSR performance as disclosed below and assuming financial performance at target for years 2 (fiscal year 2019) and 3 (fiscal year 2020).

Year 1 (Fiscal Year 2018)	Threshold	Target	Maximum	Actual*	Actual Payout (%)

Adjusted EPS	$2.43	$2.65-$2.75	$2.84	$2.63	90.9%

FCF Per Share	$2.19	$2.38-$2.48	$2.55	$4.24	200%

Fiscal Year 2018-2020	Threshold	Target	Maximum	Actual	Estimated Payout

Total Stockholder Return	25%	50%	75%	N/A	0%

  *
  See Annex B, Reconciliation of Non-GAAP Items.

OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Guidelines for Named Executive Officers

NEOs are subject to stock ownership guidelines, which helps to ensure that their interests are aligned with those of stockholders. Under the guidelines, AECOM's CEO is required to maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive's salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, unvested PEP units and other restricted stock units and vested stock options/shares are counted toward the guidelines. Executives have five full fiscal years, starting from the date an executive is first subject to the guidelines, to comply.

The following table outlines the stock ownership of AECOM's NEOs as of September 30, 2018.

Named Executive Officers	Guideline — Salary Multiple	Actual — Salary Multiple

Michael S. Burke	6.0	32.4

W. Troy Rudd	3.0	9.0

Randall A. Wotring	3.0	10.9

Carla J. Christofferson	3.0	6.8

John C. Vollmer	3.0	4.9

Each of the NEOs' level of AECOM stock ownership exceeded the applicable guideline levels as of the above date.

Benefit, Retirement and Perquisite Programs

To protect the Company's executives' health and well-being, facilitate the operation of the business, assist in the retention of current executives and aid in the recruitment of new executives, AECOM's NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance and disability insurance programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:

  •
  Executive Life Insurance.  AECOM provides life insurance coverage for an amount up to $2 million for each NEO.

  •
  Executive Disability Program.  AECOM provides an Executive Disability Program, which offers salary replacement of up to 60% of salary in the event of an executive's disability (maximum $25,000 per month).

  •
  Executive Health Program.  AECOM's CEO became an executive officer prior to the time the plan became frozen to new participants and, as such, is eligible to participate in the U.S. Executive Health Program on an annual basis. This plan provides up to 100% reimbursement for necessary medical, prescription, dental and vision expenses.

  •
  AECOM Executive Deferred Compensation Plan.  A non-qualified deferred compensation plan that enables highly compensated U.S. employees to defer compensation.

  •
  Perquisites.  The Company believes that offering certain limited perquisites, including an executive allowance to offset normal business expenses incurred by the executive in service to the Company, facilitates the operation of AECOM's business and assists in executive retention.

  •
  Security Arrangement.  The Company maintains a comprehensive security program that includes ground and air executive protection that we considered necessary to address our security requirements. In selecting the level and form of protection, we and the Board considered both security risks faced by those in our industry in general and security risks specific to our Company and its individuals. Given the nature of our work across the world, the Company has received evidence of credible threats that we considered when establishing these security requirements.

Pursuant to this Security Arrangement, the Board requires that the CEO use private air travel for purposes of security, rapid availability and communications connectivity. This program is not designed to provide a personal benefit (other than the intended security). If, as a result, the CEO uses private air travel for personal reasons, then the reported amount is calculated at the aggregate incremental cost.

We regularly review the nature of the threat and associated vulnerabilities with law enforcement and security specialists and will continue to revise our security program as appropriate.

Change in Control Provisions, Severance Benefits and Employment Agreements

Effective March 5, 2009, the Company adopted the AECOM Technology Corporation Change in Control Severance Policy for Key Executives. The policy was created to provide severance benefits to key executives and to make certain that those executives would remain focused on stockholder interests in the event of a corporate transaction or in connection with a change in control of the Company.

The policy provides for the following benefits upon termination without Cause or for Good Reason following a Change in Control (as such terms are defined in the policy) ("double trigger" for cash and equity):

  •
  A lump-sum severance payment equal to a multiple (of 2.0 for the CEO and of 1.5 for each of the other NEOs) of the sum of each individual's base salary and average bonus (in general, the average of the bonus paid for the three fiscal years preceding the year of termination);

  •
  Continuation of group health benefits for the number of years equal to the severance multiple;

  •
  Accelerated vesting of all time-vested equity awards, including stock options and restricted stock units;

  •
  Accelerated vesting of performance-based awards, such as PEP awards, with payment based on performance achievement through the date of the change in control; and

  •
  Pro-rata bonus payment during the year of termination.

The policy does not provide a gross-up for excise or other taxes.

The Company also entered into agreements with Messrs. Burke and Wotring that provide certain severance benefits to them in the event of an involuntary termination that is not covered by the Change in Control Severance Policy. A summary of the key terms of these agreements, as well as additional details, can be found under the "PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL" section of this Proxy Statement.

Clawback Provisions

The Compensation Committee maintains a clawback policy applicable to all current and former Section 16 officers that will apply if there is an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The Company is authorized to recover a portion of the incentive awards paid to current or former executive officers during the three full fiscal years prior to the date of the covered event.

Hedging and Pledging

The Company's insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange Act) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, involving Company securities.

In addition, the policy prohibits buying shares on margin and the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

Tax Treatment

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as "performance-based compensation" was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception beginning January 1, 2018, but provided a transition rule with respect to remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified after that date.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for "performance-based compensation," the Compensation Committee intends to maintain its commitment to structuring the Company's executive compensation programs in a manner designed to align pay with performance.

REPORT OF THE COMPENSATION/ORGANIZATION
COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted,
James H. Fordyce, Chair Linda Griego Dr. Robert J. Routs Clarence T. Schmitz

EXECUTIVE COMPENSATION TABLES

The following tables provide information regarding the compensation awarded to or earned during fiscal year ended September 30, 2018, by our NEOs.

Summary Compensation Table for Fiscal Years Ended September 30, 2018, 2017 and 2016

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings		All Other Compensation		Total

Michael S. Burke	2018	$1,466,357	$0	$11,307,440	$2,475,000	$0		$417,522	(4)	$15,666,319
Chairman and CEO (PEO)	2017	$1,354,812	$0	$11,394,682	$3,330,315	$0		$503,938		$16,583,747
	2016	$1,276,928	$0	$10,500,035	$2,788,500	$0		$491,421		$15,056,884
W. Troy Rudd	2018	$625,295	$0	$2,055,908	$700,000	$3,124		$54,016	(5)	$3,438,343
Executive Vice President, Chief	2017	$581,167	$0	$1,553,852	$700,000	$2,815		$63,135		$2,900,969
Financial Officer (PFO)	2016	$528,851	$0	$1,200,031	$560,000	$997		$54,786		$2,344,665
Randall A. Wotring	2018	$783,854	$0	$2,569,914	$1,000,000	$0	(9)	$22,979	(6)	$4,376,747
Chief Operating Officer	2017	$731,925	$20,000	$1,864,591	$1,480,000	$0		$20,750		$4,117,266
	2016	$705,389	$0	$1,300,024	$1,200,000	$140,399		$22,697		$3,368,509
Carla J. Christofferson	2018	$618,288	$0	$1,541,941	$600,000	$0		$44,900	(7)	$2,805,129
Executive Vice President,	2017	$578,474	$0	$1,398,464	$700,000	$0		$42,757		$2,719,695
Chief Legal Officer
John C. Vollmer	2018	$554,813	$0	$1,027,973	$600,000	$0	(9)	$22,928	(8)	$2,205,714
Group President, Management Services

(1)
Includes any deferrals to AECOM's qualified defined contribution plan and our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the "EXECUTIVE NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2018" table. The fiscal year 2018, fiscal year 2017 and fiscal year 2016 compensation amounts are for a 52-week fiscal year.

(2)
These amounts represent the grant date fair value of the stock awards granted during the applicable fiscal year. With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date. The value of the financial metrics portion (75%) of the PEP2018 awards based on maximum performance is as follows: Mr. Burke — $9,900,029 ($6,600,019 × 75% × 200%), Mr. Rudd — $1,800,005 ($1,200,003 × 75% × 200%), Mr. Wotring — $2,250,035 ($1,500,023 × 75% × 200%), Ms. Christofferson — $1,350,032 ($900,021 × 75% × 200%), and Mr. Vollmer — $900,003 ($600,002 × 75% × 200%).

The "GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2018," "OUTSTANDING EQUITY AWARDS FOR FISCAL YEAR END 2018" and the "OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2018" tables include additional information with respect to all awards outstanding as of September 30, 2018.

Each participant who received a PEP2018 award, was awarded a specific number of target units that may be earned by the participant over three independent one-year performance periods, with respect to the financial performance goals and over one three-year period, with respect to the relative TSR goal. The future value of these PEP grants is dependent upon the performance of the Company during the applicable performance periods.

Each participant who received a restricted stock unit award in fiscal year 2018 was awarded a specific number of units that will be earned after three years and paid at a future settlement date.

(3)
These amounts represent the annual bonus/short-term incentive compensation earned by the NEOs in their respective fiscal years. See "COMPENSATION DISCUSSION AND ANALYSIS — 2018 ELEMENTS OF OUR NAMED EXECUTIVE COMPENSATION" for a description of this short-term incentive program. These amounts include any deferrals to the Company's qualified defined contribution and non-qualified deferred compensation plan.

(4)
This amount includes a Company match in the AECOM Retirement and Savings Plan ("RSP"), executive life insurance premiums, health and welfare benefit premiums and other medical costs, membership dues, an executive allowance, travel and entertainment, spousal meeting attendance, and $307,560 per the Security Arrangement.

(5)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs, membership dues, Company-paid parking, a car allowance, and spousal meeting attendance.

(6)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs, travel & entertainment, and spousal meeting attendance.

(7)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs, Company-paid parking, membership dues, travel and entertainment, Company-paid charitable match and spousal meeting attendance.

(8)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs, and spousal meeting attendance.

(9)
Where an individual NEO's change in present value is negative in aggregate we have shown a change in pension value of $0 for each plan. The non-zero changes are as follows:

Name	Plan Name	Change in Pension Value

Randall A. Wotring	URS Federal Services, Inc. Employees Retirement Plan	$(22,747)

John C. Vollmer	URS Federal Services, Inc. Employees Retirement Plan	$(3,151)

Grants of Plan-Based Awards for Fiscal Year 2018

The Compensation Committee typically considers and approves non-equity incentive targets and long-term incentive equity awards in the first quarter of each fiscal year at regular meetings. The following table sets forth information with respect to non-equity incentive targets and long-term incentive equity awards granted to NEOs during fiscal year ended September 30, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or	Grant Date Fair Value of Stock and

Name and Principal Position	Grant Type	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)	Stock/ Units	Option Awards(3)

Michael S. Burke	STI		$1	$2,475,000	$4,950,000	—	—	—	—	$0
Chairman and CEO	PEP	12/15/17	—	—	—	0	178,717	357,434	—	$6,907,415
	RSU	12/15/17	—	—	—	—	—	—	119,145	$4,400,025
W. Troy Rudd	STI		$1	$634,600	$1,269,200	—	—	—	—	$0
Executive Vice President,	PEP	12/15/17	—	—	—	0	32,494	64,988	—	$1,255,894
CFO (PFO)	RSU	12/15/17	—	—	—	—	—	—	21,663	$800,015
Randall A. Wotring	STI		$1	$800,000	$1,600,000	—	—	—	—	$0
Chief Operating Officer	PEP	12/15/17	—	—	—	0	40,618	81,236	—	$1,569,886
	RSU	12/15/17	—	—	—	—	—	—	27,079	$1,000,027
Carla J. Christofferson	STI		$1	$625,000	$1,250,000	—	—	—	—	$0
Executive Vice President,	PEP	12/15/17	—	—	—	0	24,371	48,742	—	$941,940
Chief Legal Officer	RSU	12/15/17	—	—	—	—	—	—	16,247	$600,002
John C. Vollmer	STI		$1	$575,000	$1,150,000	—	—	—	—	$0
Group President,	PEP	12/15/17	—	—	—	0	16,247	32,494	—	$627,947
Management Services	RSU	12/15/17	—	—	—	—	—	—	10,832	$400,026

(1)
See "COMPENSATION DISCUSSION AND ANALYSIS — 2018 ELEMENTS OF OUR NAMED EXECUTIVE COMPENSATION" for a description of this short-term incentive program.

(2)
The target for the PEP2018 awards was 100% of the granted PEP units. The maximum for the PEP2018 awards was 200% of the granted PEP units.

(3)
The grant date fair value amounts in this column are based on the following calculations:

•
All of the PEP awards subject to financial performance vesting conditions are calculated based upon the number of target PEP units granted multiplied by 75% and by the common stock price of $36.93 on the day of grant for the awards issued on December 15, 2017. PEP awards subject to relative TSR performance vesting conditions are calculated based upon the number of target PEP units granted multiplied by 25% and by the Monte Carlo value of $43.81 on December 15, 2017. These PEP awards will cliff vest 100% on December 15, 2020, following the close of the three-year vesting period, provided the performance conditions are achieved.

•
All of the annual restricted stock unit awards are calculated based upon the number of restricted stock units granted multiplied by the common stock price of $36.93 on the day of grant for the awards issued on December 15, 2017. These annual restricted stock unit awards will cliff vest 100% on December 15, 2020, following the close of the three-year vesting period.

Outstanding Equity Awards for Fiscal Year 2018

The following table sets forth information with respect to all outstanding long-term incentive equity awards granted to NEOs as of the end of fiscal year ended September 30, 2018.

	Option Awards						Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Michael S. Burke	N/A	127,714	510,856	(5)	$31.62	3/5/2024	RSU2018	119,145	RSU2018	$3,891,276	PEP2018	154,411	PEP2018	$5,043,079
Chairman and CEO (PEO)							RSU2017	115,304	RSU2017	$3,765,829	PEP2017	144,764	PEP2017	$4,727,998
							RSU2016	140,375	RSU2016	$4,584,648
							RSU2015MSB	102,849	RSU2015MSB	$3,359,048
							PEP2016	263,203	PEP2016	$8,596,194
W. Troy Rudd	N/A	N/A			N/A	N/A	RSU2018	21,663	RSU2018	$707,514	PEP2018	28,075	PEP2018	$916,923
Executive Vice President, Chief							RSU2017	15,724	RSU2017	$513,546	PEP2017	19,741	PEP2017	$644,729
Financial Officer (PFO)							RSU2016	16,043	RSU2016	$523,964
							PEP2016	30,081	PEP2016	$982,454
Randall A. Wotring	N/A	N/A	N/A		N/A	N/A	RSU2018	27,079	RSU2017	$884,400	PEP2018	35,094	PEP2018	$1,146,168
Chief Operating Officer							RSU2017	18,868	RSU2017	$616,229	PEP2017	23,689	PEP2017	$773,675
							RSU2016	17,380	RSU2016	$567,631
							PEP2016	32,588	PEP2016	$1,064,308
Carla J. Christofferson	N/A	N/A	N/A		N/A	N/A	RSU2018	16,247	RSU2018	$530,627	PEP2018	21,057	PEP2018	$687,707
Executive Vice President,							RSU2017	14,151	RSU2017	$462,172	PEP2017	17,767	PEP2017	$580,270
Chief Legal Officer							RSU2016	17,380	RSU2016	$567,631
							PEP2016	32,588	PEP2016	$1,064,308
John C. Vollmer	N/A	N/A			N/A	N/A	RSU2018	10,832	RSU2018	$353,773	PEP2018	14,037	PEP2018	$458,462
Group President,							RSU2017	6,879	RSU2017	$224,668	PEP2017	7,677	PEP2017	$250,730
Management Services							RSU2016	6,996	RSU2016	$228,489
							PEP2016	8,745	PEP2016	$285,612

(1)
This column represents the number of RSU2018, RSU2017, RSU2016 and PEP2016 awards that were not vested as of September 30, 2018. PEP2016 payment was contingent on continuous employment by the NEOs through December 15, 2019, and December 15, 2018.

(2)
This column represents the number of RSU2018, RSU2017, RSU2016 and PEP2016 awards that were not vested as of September 30, 2018, multiplied by the September 28, 2018, common stock price of $32.66 per share.

(3)
This column represents the number of PEP2017 and PEP2018 units that were not vested as of September 30, 2018. The number of PEP units is based on estimated performance of 83.7% for PEP2017 (based on actual 134.8% for PEP2017 Year 1 financial performance, actual 100% for PEP2017 Year 2 financial performance, assumed 100% for PEP2017 Year 3 financial performance, and assumed 0% for PEP2017 relative TSR performance as of September 30, 2018). The number of PEP units is based on estimated performance of 86.4% for PEP2018 (based on 145.5% for PEP2018 Year 1 financial performance, assumed 100% for PEP2018 Year 2 financial performance, assumed 100% for PEP2018 Year 3 financial performance, and assumed 0% for PEP2018 relative TSR performance as of September 30, 2018). For John Vollmer only, for PEP2017 which was granted to him prior to his becoming a Section 16 Officer of the Company, estimated performance is 111.6% reflecting actual 134.8% for PEP2017 Year 1 financial performance, actual 100% for PEP2017 Year 2 financial performance, assumed 100% for PEP2017 Year 3 financial performance.

(4)
This column represents the number of PEP2017 and PEP2018 units that were not vested as of September 30, 2018, adjusted for estimated PEP performance, multiplied by the September 28, 2018, common stock price of $32.66 per share.

(5)
This reflects the special performance stock option award granted on March 5, 2014, in connection with Mr. Burke's appointment to the position of Chief Executive Officer. The award will vest on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals. The award becomes eligible to vest the first time the trailing 20-day average closing price of AECOM's common stock equals or exceeds the following stock price performance hurdles:

Stock Price Hurdle (equals or exceeds)	% Eligible to Vest	Tranches Achieved

Exercise Price plus $2.50 or $34.12	10%	Yes — August 1, 2014

Exercise Price plus $5.00 or $36.62	20%	Yes — September 4, 2014

Exercise Price plus $7.50 or $39.12	30%	Unearned

Exercise Price plus $10.00 or $41.62	40%	Unearned

Exercise Price plus $12.50 or $44.12	50%	Unearned

Exercise Price plus $15.00 or $46.62	60%	Unearned

Exercise Price plus $17.50 or $49.12	70%	Unearned

Exercise Price plus $20.00 or $51.62	80%	Unearned

Exercise Price plus $22.50 or $54.12	90%	Unearned

Exercise Price plus $25.00 or $56.62	100%	Unearned

The following table below provides information on the vesting schedules associated with the outstanding long-term incentive equity awards listed above:

Award Type	Expiration Date	Vesting Schedule

Option	3/5/2024	Five-year cliff vesting (100%) on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals.

RSU2018	—	The RSU cliff vest 100% on December 15, 2019.

RSU2017	—	The RSU cliff vest 100% on December 15, 2018.

RSU2016	—	The RSU cliff vest 100% on December 15, 2018.

RSU2016-MSB	—	The RSU vest 1/3 on the anniversary of the grant date beginning November 19, 2017, November 19, 2018, and ending November 19, 2019.

PEP2018	—	The PEP cliff vest 100% on December 15, 2019, subject to satisfaction of performance conditions.

PEP2017	—	The PEP cliff vest 100% on December 15, 2018, subject to satisfaction of performance conditions.

PEP2016	—	The PEP cliff vest 100% on December 15, 2018, subject to satisfaction of performance conditions.

Option Exercises and Stock Vested for Fiscal Year 2018

The following table sets forth information with respect to options exercised by and stock awards vested that were held by the NEOs during fiscal year ended September 30, 2018.

	Option Awards		Stock Awards

Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Michael S. Burke	66,561	$620,787	370,772	$13,578,961
Chairman of the Board and CEO (PEO)
W. Troy Rudd	—	—	35,675	$1,303,968
Executive Vice President, Chief Financial Officer (PFO)
Randall A. Wotring	—	—	46,129	$1,703,544
Chief Operating Officer
Carla J. Christofferson	—	—	—	—
Executive Vice President, Chief Legal Officer
John C. Vollmer	—	—	19,481	$714,145
Group President, Management Services

(1)
The values in this column generally reflect amounts vested from PEP2015 and RSU2015 awards granted on November 19, 2014. The value of the PEP2015 units is based on units earned at 125.0% of target and the December 15, 2017, common stock price of $36.93. The value of the RSU2015 units is based on the December 15, 2017, common stock price of $36.93. For Mr. Burke, however, the value of the shares also reflects the vesting of his RSU2017-MSN awards granted on November 19, 2014, associated with his promotion to CEO; the value of his RSU2015-MSB units is based on the November 19, 2017 common stock price of $34.72. For Mr. Rudd, the values in this column also reflect amounts from the promotion equity RSU2015-WTR awards granted on April 15, 2015; the value of the RSU2015 units is based on the April 13, 2018 common stock price of $36.02. For Mr. Vollmer, the values in this column reflect amounts vested from the URS RSU awards granted on March 27, 2014 and assumed by AECOM; the value of the RSU units is based on the April 30, 2018 common stock price of $34.44.

Pension Benefits for Fiscal Year 2018

The following table sets forth information with respect to the present value of the accumulated pension benefits for the NEOs during fiscal year ended September 30, 2018. In October 2014, AECOM acquired URS' Federal Services Division (the "Management Services business segment") which maintained a tax-qualified noncontributory defined benefit retirement plan under which certain Management Services business segment employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last FY ($)

Randall A. Wotring	URS Federal Services Inc.	33.9167	$930,468	$0
Chief Operating Officer	Employees Retirement Plan(2)
John C. Vollmer	URS Federal Services Inc.	13.2500	$99,995	$0
Group President, Management Services	Employees Retirement Plan(2)

(1)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the projected unit credit method reflecting average salary and service (where applicable) as of fiscal year 2018. The material assumptions used to determine these liabilities can be located in the notes to our consolidated financial statements found in our Annual Report Form 10-K, except we assumed no pre-retirement decrements and that retirement occurs on the respective plans' earliest unreduced retirement age (or at the end of the 2018 plan year, if later).

(2)
URS Federal Services, Inc. Employees Retirement Plan. AECOM's Management Services business segment (formerly the Federal Services division of URS Corporation) maintains a tax-qualified noncontributory defined benefit retirement plan, under which certain eligible Management Services business segment employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth. The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and career average compensation. For purposes of the plan, compensation generally means regular base salary (including deferrals made under our 401(k) plan, Section 125 flexible benefit plan and qualified transportation fringe benefit plan), commissions and severance pay, but excludes bonus, overtime pay, incentive pay reimbursements or other expense allowances or other adjustments, fringe benefits and any other type of special or nonrecurring pay. The employees who were eligible to participate were those employees who were hired by the Management Services business segment prior to June 30, 2003, and who were not in a position covered under certain contracts or in a unit of employment covered by a collective bargaining arrangement. Participants become 100% vested in their accrued benefits upon the earlier of (i) five years of service or (ii) attainment of age 45 while employed by the Management Services business segment. A participant will receive his or her normal retirement benefit upon attainment of his or her normal retirement age, which is based upon the applicable social security retirement age (which for Mr. Wotring is approximately age 66 and for Mr. Vollmer is approximately age 67), unless early retirement benefits are elected within 10 years of normal retirement age for a participant with at least 10 years of service at termination. A participant may postpone the receipt of his normal retirement benefit after attainment of normal retirement age if the participant continues working for the Management Services business segment. The plan was frozen effective January 31, 2016.

Executive Nonqualified Deferred Compensation for Fiscal Year 2018

The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan ("EDCP") during fiscal year ended September 30, 2018. The EDCP is a non-qualified plan that enables eligible employees to defer compensation that they might otherwise have contributed to the tax-qualified RSP. Participants were allowed to defer the same elements of base salary into the EDCP as are allowed to be deferred under the RSP. The EDCP also allowed for sign-on bonuses and annual incentive bonuses to be deferred. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which will be determined each year.

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)

W. Troy Rudd	$0	$0	$11,750	$0	$295,639
Executive Vice President, Chief Financial Officer (PFO)

(1)
Earnings were calculated using the rate of 4.25% and, to the extent exceeding 120% of the Applicable Federal Rate, were included in the Nonqualified Deferred Compensation Earnings column of the "SUMMARY COMPENSATION" table.

(2)
Of these balances, the following amount was reported as an executive contribution or earnings above the Applicable Federal Rate in the Summary Compensation Table in prior year proxy statements: Mr. Rudd — $3,812. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Payments and Benefits Upon Termination or Change in Control

Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of fiscal year ended September 30, 2018.

Change in Control Severance Policy for Key Executives

Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, the NEOs in the table below will receive the following benefits in connection with a Change in Control:

  •
  Upon a Change in Control only ("single trigger"): (i) full-vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing and (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested restricted stock units that will continue to vest based on continued employment through the time-based vesting period for the PEPs (generally through December 15 following the end of the PEP performance cycle).

  •
  Upon a termination without Cause or with Good Reason within the period that begins 90 days prior to a Change in Control and ends 24 months following a Change in Control ("double trigger"): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, restricted stock units and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (two times for Chairman and CEO and 1.5 times for other NEOs) of the NEO's base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the NEO was employed as a Key Executive of the Company); (iii) a pro-rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the double trigger occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive's last date of employment, based upon the target level of performance and payable when bonuses are otherwise payable to the Company's executives; and (iv) continued health coverage for a number of years equal to the severance multiple (i.e., two years for our Chairman/CEO and 1.5 years for other NEOs).

Additional details regarding the Company's Change in Control Severance Policy for Key Executives are provided below:

  •
  "Cause" means: (i) the commission of an act of fraud or theft against the Company; (ii) conviction (including a guilty plea or plea of nolo contendere) of any felony; (iii) conviction (including a guilty plea or plea of nolo contendere) of any misdemeanor involving moral turpitude which could, in the administrator's opinion, cause material injury to the Company; (iv) a material violation of any material Company policy; (v) willful or repeated non-performance or substandard performance of material duties to the Company that is not cured within 30 days after written notice thereof to the executive; or (vi) violation of any local, state or federal laws, rules or regulations in connection with or during performance of the executive's duties to the Company that could, in the administrator's opinion, cause material injury to the Company, that remains uncured after 30 days' notice thereof.

  •
  "Change in Control" means the consummation of the first to occur of: (i) any "person" becomes the "beneficial owner," directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then-outstanding voting securities; (ii) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are "incumbent directors" (those directors serving on the date the policy is adopted and any replacements approved by the Board); (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation receive, in exchange for their voting securities of the Company in consummation of such merger or consolidation, securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or ultimate parent thereof) immediately after such merger or consolidation; or (iv) the sale, lease or other disposition by the Company of all or substantially all of the Company's assets.

  •
  "Good Reason" means a termination of a participant's employment with the Company by the participant, upon 90 days written notice to the Company and after giving the Company 30 days to cure (if curable), if, other than for Cause, any of the following has occurred: (i) any material reduction in the executive's base salary; (ii) a material reduction in the executive's authority, duties or responsibilities; (iii) the material breach by the Company (or any subsidiary) of any written employment agreement covering the executive; or (iv) the transfer of the executive's primary workplace by more than 50 miles from the executive's then-existing primary workplace; provided, however, that in each case, the executive resigns within 30 days after the expiration of the Company's cure period referred to above.

Michael S. Burke Letter Agreements

Pursuant to a letter agreement dated March 6, 2014 between the Company and Mr. Burke, in addition to Mr. Burke's participation in the Company's Change in Control Severance Policy for Key Executives, in the event that his employment is terminated (i) by the Company for any reason other than "Cause" (as defined in the policy) or his death or disability or (ii) by Mr. Burke for "Good Reason" (as defined in the policy), and such termination does not occur within the "protection period" (as defined in the policy) then, the Company will pay to Mr. Burke his accrued compensation, a pro-rata portion of the annual cash incentive award he would have received for the fiscal year in which employment terminates (based on the Company's actual performance over the entire year and the number of full months of actual service during such fiscal year), a lump-sum cash payment equal to two times the sum of his base salary plus the average annual cash incentive award he earned for the three fiscal years preceding the fiscal year in which such termination occurs, twenty-four months of COBRA coverage premiums, and additional vesting of then-outstanding equity awards as follows:

  (a)
  then outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (based on actual performance through the end of the applicable performance period);

  (b)
  the vesting of 100% of unvested time-based restricted stock units will accelerate upon termination;

  (c)
  the special long-term equity incentive award, to the extent then unvested, will be forfeited; and

  (d)
  all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements.

In addition, in the event of a termination due to Mr. Burke's retirement, notwithstanding anything to the contrary in an award agreement, Mr. Burke will be entitled to full vesting of the then-unvested portion of any award granted in conjunction with or following his promotion to CEO, as if he had remained employed through the end of each applicable vesting period (and based on actual performance). For this purpose, the letter agreement between the Company and Mr. Burke defines retirement to include Mr. Burke's voluntary termination of employment after attaining the age of 60 or his resignation at any time if the Board determines, in its sole discretion, that an adequate succession is in place and that Mr. Burke and the Board mutually agree that his separation from service is in the best interests of AECOM. Any and all severance payments or benefits provided under the letter agreement are contingent upon the execution of a general release.

On May 8, 2018, the Company entered into an agreement to allow Mr. Burke and his eligible dependents to receive certain post-employment health insurance benefits (the "Amended Letter Agreement"). The Amended Letter Agreement, which updated the terms and conditions of Mr. Burke's post-employment insurance benefits as set forth in the 2014 letter agreement, provides that in the event Mr. Burke is terminated by AECOM for any reason other than Cause, or by Mr. Burke for Good Reason, Retirement or Total and Permanent Disablement (each a "Status Change"), then AECOM shall extend health plan coverage and pay insurance premiums for a period of 24 months to Mr. Burke and his eligible dependents (the "Eligible Dependents"). Health plan coverage will be provided at the expense of Mr. Burke and/or the Eligible Dependents commencing twenty-five months after a Status Change. AECOM's obligation to provide health plan coverage to Mr. Burke and any of the Eligible Dependents will cease when Mr. Burke or any of the Eligible Dependents becomes eligible for comparable health insurance coverage at another employer or any of the Eligible Dependents becomes ineligible for coverage under the Company's health insurance plans.

Employment Agreement — Randall A. Wotring

In addition to Mr. Wotring's participation in the Company's Change in Control Severance Policy for Key Executives, the Company and Mr. Wotring also entered into an employment agreement on January 1, 2015 (the "Wotring Employment Agreement"). According to the terms of the Wotring Employment Agreement, if Mr. Wotring voluntarily resigns his employment for Good Reason (as defined in the Wotring Employment Agreement) or if the Company terminates Mr. Wotring's employment without Cause (as defined in the Wotring

Employment Agreement), then Mr. Wotring shall be entitled to an amount equal to one times Mr. Wotring's base salary in effect immediately prior to the termination date as well as twelve months of paid COBRA coverage premiums and long-term disability and term life insurance coverage.

Regular U.S. Severance Policy

Subject to the terms, conditions and limitations of the Company's U.S. severance program, regular full-time and regular part-time fixed-schedule employees are eligible for severance pay if their employment in the U.S. is terminated or their status is converted to part-time for reasons the Company determines, in its discretion, to be severance-qualifying under the following circumstances: lack of work, reorganization or restructuring of a unit or group, reduction in force, or elimination of job or position. Employees who are offered a comparable position with a successor, vendor, contractor, or customer or who decline a reasonable opportunity for an internal transfer are not eligible for severance. The Company retains the right to amend or terminate its severance pay plan at any time without advance notice.

Severance benefits are computed on the basis of the employee's base rate of pay, regular full-time or part-time fixed classification, most recent date of hire and regular work schedule at the time of termination, excluding all other types of compensation, such as overtime, shift differential or other salary uplifts, bonuses, commissions and incentives. NEOs are eligible for 12 weeks of base pay regardless of years of service.

Long-Term Incentive Equity

Pursuant to the terms of each of the restricted stock unit and PEP awards ("Long-Term Incentive Equity" in the tables below) held by our NEOs, upon the date of a termination of the executive's employment as a result of death or disability, all unvested restricted stock unit and PEP awards will vest in full. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Upon the date of a termination of the executive's employment as a result of Retirement, a pro rata vesting portion of then unvested restricted stock unit and PEP awards will vest. The proration will be calculated as a percentage where the denominator is the number of months in the performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the performance cycle through the date of the executive's termination.

Estimated Potential Payments

Name and Principal Position	Plan Name	Death	Disability	Early Retirement and Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)

Michael S. Burke	Long-Term Incentive(2)	$35,540,226	$35,540,226	$31,224,808	$31,224,808	$0	$33,966,612	$35,673,049
Chairman and CEO	Severance Payment	$0	$0	$0	$0	$0	$9,059,217	$9,059,217
(PEO)	Health and Welfare Benefit Continuation	$383,898	$606,797	$606,797	$606,797	$0	$606,797	$606,797
W. Troy Rudd	Long-Term Incentive(2)	$5,048,678	$5,048,678	$0	$0	$0	$0	$5,048,678
Executive Vice	Severance Payment	$0	$0	$0	$0	$0	$146,446	$1,896,900
President, Chief	Health and Welfare Benefit
Financial Officer (PFO)	Continuation	$0	$0	$0	$0	$0	$0	$33,367
Randall A. Wotring	URS Federal Services, Inc.	$481,766	$999,605	$999,605	$930,468	$999,605	$999,605	$999,605
Chief Operating	Employees Retirement Plan(3)
Officer	Long-Term Incentive(2)	$4,911,554	$4,911,554	$0	$2,693,065	$0	$0	$4,911,554
	Severance Payment	$0	$0	$0	$0	$0	$800,000	$3,300,000
	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$25,021	$26,117
Carla J. Christofferson	Long-Term Incentive(2)	$4,103,753	$4,103,753	$0	$0	$0	$0	$4,103,753
Executive Vice	Severance Payment	$0	$0	$0	$0	$0	$144,231	$1,893,750
President, Chief	Health and Welfare Benefit
Legal Officer	Continuation	$0	$0	$0	$0	$0	$0	$24,088
John C. Vollmer	URS Federal Services, Inc.	$45,392	$94,050	$94,050	$99,995	$94,050	$94,050	$94,050
Executive Vice	Employees Retirement Plan(3)
President,	Long-Term Incentive(2)	$1,923,102	$1,923,102	$0	$952,490	$0	$0	$1,923,102
Management	Severance Payment	$0	$0	$0	$0	$0	$132,692	$1,600,000
Services	Health and Welfare Benefit
	Continuation	$0	$0	$0	$0	$0	$0	$24,681

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a "parachute payment" within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
This row includes the payment of all outstanding RSU2019, RSU2018, RSU2017, PEP2019, PEP2018, PEP2017, and Performance Stock Option awards upon Retirement, Death and Total and Permanent Disability as applicable for each individual. All calculations in this row are based on the AECOM common stock closing price as of September 28, 2018, which was $32.66 per share.

(3)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the same material assumptions used to determine the analogous liabilities located in the notes to our consolidated financial statements, except that the values provided are the values had the participant terminated and received immediate benefits as of September 30, 2018.

CEO PAY RATIO

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the "Regulation", below we provide disclosure of the ratio of our CEO's annual total compensation to that of our median compensated employee.

Total Direct Compensation

CEO	$15,666,319
Median Employee	$78,516

Ratio	200

Global Employee Data Set

To derive our global employee data set, we employed the following methodology and assumptions:

•
Data Source: We used our global human resource system of record to aggregate employee information from our various systems worldwide.

•
Determination Date: We selected Friday, June 29, 2018, which falls within the last three months of our most recently completed fiscal year, as the determination date for identifying our median employee.

•
Excluded Employees: As permitted by the 5% de minimus provision of the Regulation, we excluded all employees from each of the following countries:

Country	Headcount	Country	Headcount	Country	Headcount	Country	Headcount

Argentina	13	Ethiopia	1	Latvia	18	Romania	132
Bahrain	128	Fiji	5	Liberia	1	Samoa	1
Belarus	26	France	148	Lithuania	5	Slovakia	2
Belgium	41	Georgia	20	Macedonia	4	Solomon Islands	2
Bolivia	6	Ghana	53	Mali	4	South Sudan	16
Bosnia and Herzegovina	11	Greece	25	Mexico	49	Spain	574
Botswana	2	Haiti	3	Monaco	3	Sri Lanka	49
Brazil	111	Indonesia	204	Mozambique	5	Sweden	23
Cambodia	8	Iraq	37	Myanmar	5	Switzerland	12
Chad	1	Ireland	251	Netherlands	71	Taiwan	280
Chile	2	Israel	6	Norway	1	Thailand	166
Colombia	127	Italy	107	Oman	62	Trinidad and Tobago	28
Croatia	5	Japan	72	Palestinian Territories	2	Tunisia	3
Cuba	15	Jordan	3	Panama	30	Turkey	27
Czech Republic	32	Kazakhstan	57	Papua New Guinea	7	Uganda	4
Djibouti	2	Kenya	13	Philippines	218	Ukraine	21
Egypt	1	Korea, Republic of	83	Poland	280	Vietnam	26
El Salvador	3	Kuwait	433	Republic of Moldova	1

Consistently Applied Compensation Measure & Selection of Median Employee

To determine our median compensated employee, we used a Consistently Applied Compensation Measure (CACM). As our CACM, we used Annual Base Compensation, defined as base salary rate taking into account the employee's full-time or part-time status and the employee's scheduled hours of employment, plus any guaranteed 13th month period pay, as of the Determination Date. We exchanged non-U.S. compensation to US dollars applying the same fixed annual exchange rate used in our filed periodic reports.

The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTORS' COMPENSATION

The following table sets forth information with respect to the compensation that certain members of the AECOM Board received in fiscal year 2018. Mr. Burke is an employee and did not receive separate compensation for Board member activities. In addition, Mr. Tishman was an employee during part of fiscal year 2018 for which he did not receive separate compensation for Board member activities. Generally, the annual aggregate dollar value of equity-based and cash compensation granted under our Amended and Restated 2016 Stock Incentive Plan or otherwise to any non-employee director may not exceed $600,000.

All non-employee directors are paid a retainer of $100,000 per year. In addition, these non-employee directors receive the following retainers for their service on the Board:

  •
  Lead Director — Annual retainer of $35,000

  •
  Chair of the Audit Committee — Annual retainer of $25,000

  •
  Chair of the Compensation Committee — Annual retainer of $25,000

  •
  Chair of the Other Committees — Annual retainer of $20,000

  •
  Members of the Audit Committee — Annual retainer of $12,000

  •
  Members of the Other Committees — Annual retainer of $9,500

  •
  Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or by telephone, respectively, is paid when the number of meetings during the year has exceeded five (5) for the Board or each Committee

Each non-employee director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a Director.

Each non-employee director receives an annual long-term equity award of $160,000 composed 100% of time-vested restricted stock units. Each non-employee director who joins our Board receives an annual long-term equity award pro-rated for the number of quarters he or she serves. In November 2018, Exequity presented a report to the Compensation Committee concluding that the total compensation for non-employee directors approximated the median of our compensation peer group and the broader market (S&P 500).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total($)

James H. Fordyce	$171,000	$160,008	$9,237	$0	$340,245
Senator William H. Frist	$121,500	$160,008	$1,646	$10,000	$293,154
Linda Griego	$131,000	$160,008	$0	$10,000	$301,008
David W. Joos(5)	$62,250	$0	$0	$2,390	$64,640
Dr. Robert J. Routs	$131,000	$160,008	$0	$0	$291,008
Clarence T. Schmitz	$136,000	$160,008	$0	$5,000	$301,008
Douglas W. Stotlar	$121,500	$160,008	$0	$10,000	$291,508
Daniel R. Tishman	$54,750	$0	$0	$0	$54,750
General Janet C. Wolfenbarger.	$119,000	$160,008	$0	$0	$279,008

(1)
These amounts include annual retainer fees and any Board and Committee meeting fees earned in fiscal year 2018.

(2)
All of these restricted stock units will become 100% vested and be settled, in shares of AECOM stock, on the earlier of the first anniversary of the grant date or the date of the Corporation's 2019 Annual Meeting.

(3)
Reflects earnings on EDCP deferrals above 120% of the Applicable Federal Rate (AFR).

(4)
The amounts for non-employee Directors include Company matching contributions to charitable organizations for Ms. Griego, and Messrs. Frist, Schmitz, and Stotlar.

(5)
Former director.

  The directors had the following number of unvested equity awards outstanding as of September 30, 2018:

Director	Unvested RSUs	Additional Unvested RSUs(1)	Additional Unvested PEPs(1)

James H. Fordyce	4,506	—	—
Senator William H. Frist	4,506	—	—
Linda Griego	4,506	—	—
David W. Joos	—	—	—
Dr. Robert J. Routs	4,506	—	—
Clarence T. Schmitz	4,506	—	—
Douglas W. Stotlar	4,506	—	—
Daniel R. Tishman	—	12,140	18,210
General Janet C. Wolfenbarger, USAF Retired	4,506	—	—

(1)
For Mr. Tishman, amounts reflect unvested RSUs and PEPs received as an employee of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board were James H. Fordyce (Chair), Linda Griego, Dr. Robert J. Routs and Clarence T. Schmitz. None of the members of the Compensation Committee of our Board during fiscal year 2018 were or currently are a current or former officer or employee of the Company, or have had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves or served during fiscal year 2018 as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of three non-employee directors, all of whom are "independent" under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available for viewing on the "Corporate Governance" area of the "Investors" section of our website at www.aecom.com

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements' conformity with U.S. generally accepted accounting principles ("GAAP") and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company's independent registered public accounting firm.

As part of the oversight process, the Audit Committee met five times during fiscal year 2018. Throughout the year, the Audit Committee met with the Company's independent registered public accounting firm, management and internal auditors, both together and separately in closed sessions, to review accounting, auditing, internal controls and financial reporting matters. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

  •
  reviewed and evaluated the performance and quality of Ernst & Young LLP, the Company's independent registered public accounting firm, and its lead audit partner in its determination to recommend the retention of Ernst & Young LLP, including by assessing the performance of Ernst & Young LLP from within the Audit Committee and from the perspective of senior management and the internal auditor;

  •
  considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the registered public accounting firm's independence;

  •
  reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended September 30, 2018 and unaudited consolidated financial statements for the quarters ended December 31, 2017, March 31, 2018, and June 30, 2018;

  •
  reviewed management's representations that the Company's consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

  •
  discussed with Ernst & Young LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented and the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  received the written disclosures and letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communication with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence;

  •
  monitored the reporting system implemented to provide an anonymous complaint reporting procedure;

  •
  reviewed the scope of and overall plans for the annual audit and the internal audit program;

  •
  reviewed new accounting standards applicable to the Company with the Company's Chief Financial Officer, internal audit department and Ernst & Young LLP;

  •
  consulted with management and Ernst & Young LLP with respect to the Company's processes for risk assessment and risk mitigation;

  •
  reviewed the Company's cybersecurity and data privacy risks and the Company's policies and controls designed to mitigate these risks; and

  •
  reviewed the implementation and effectiveness of the Company's ethics and compliance program, including processes for monitoring compliance with the law, Company policies and the Code of Business Conduct and Ethics.

The Audit Committee also met with representatives of management, the internal auditors, legal counsel and the Ernst & Young LLP on a regular basis throughout the year to discuss the progress of management's testing and evaluation of the Company's system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company's internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company's internal control over financial reporting. These assessments and reports are as of September 30, 2018. The Audit Committee reviewed and discussed the results of management's assessment and Ernst & Young LLP's attestation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, for filing with the U.S. Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2019, and recommended that the Board submit this appointment to the Company's stockholders for ratification at the 2019 Annual Meeting.

Respectfully submitted,
Clarence T. Schmitz, Chairman Senator William H. Frist Douglas W. Stotlar

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the fiscal years ended September 30, 2018, and September 30, 2017, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:

(in millions)	2018	2017

Audit Fees	$9.4	$9.6
Audit Related Fees	0.4	0.8
Tax Fees	2.5	1.7

Total	$12.3	$12.1

Audit Fees.    The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2018 and 2017 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees.    The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption "Audit Fees." This category may include fees related to the performance of audits and attestation services not required by statute or regulations, due-diligence activities related to acquisitions, contractor's license compliance procedures and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees.    The fees identified under this caption were for tax compliance of $0.9 million, tax planning, tax advice and corporate tax services. Corporate tax services may encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements and assistance with tax audits.

Approval Policy.    Except for requests for preapproval made between Audit Committee meetings, the Company's Audit Committee approves in advance all services provided by our independent registered public accounting firm. The Chair of our Audit Committee approves in advance all services requested between Audit Committee meetings. All such interim approvals are reported to and approved by the full Audit Committee at the next meeting. All engagements of our independent registered public accounting firm in fiscal years 2018 and 2017 were pre-approved by the Audit Committee or Chair of the Audit Committee in accordance with this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 9, 2019, by:

  •
  Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

  •
  Each of our directors and nominees;

  •
  Each of our NEOs; and

  •
  All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of restricted stock units that settle within 60 days from January 9, 2019.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(%)(2)

FMR LLC(3)	23,372,228	14.95%
82 Devonshire Street
Boston, MA 02109
PRIMECAP Management Company(4)	16,642,251	10.65%
171 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
The Vanguard Group(5)	13,587,394	8.69%
100 Vanguard Boulevard
Malvern, PA 19355
Blackrock, Inc.(6)	12,535,917	8.02%
55 East 52nd Street
New York, NY 10022
Michael S. Burke(7)	1,201,944	*
James H. Fordyce(8)	147,676	*
Senator William H. Frist(8)	46,358	*
Linda Griego(8)	36,910	*
Steve A. Kandarian	0	*
Dr. Robert J. Routs(8)	25,062	*
Clarence T. Schmitz(8)	27,905	*
Douglas W. Stotlar(8)	49,099	*
Daniel R. Tishman(9)	123,271	*
General Janet C. Wolfenbarger, USAF Retired(8)	16,758	*
W. Troy Rudd(10)	51,034	*
Carla J. Christofferson(11)	9,574	*
John C. Vollmer(12)	33,488	*
Randall A. Wotring(13)	116,346	*
All director nominees and executive officers as a group (18 persons)	1,982,079	1.26%

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of January 9, 2019, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Based solely on the information set forth in a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2018. Based on such filing, FMR LLC has sole power to vote or to direct the vote with respect to 1,251,637 shares and sole power to dispose or to direct the disposition of 23,372,228 shares.

(4)
Based solely on the information set forth in a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on August 7, 2018. Based on such filing, PRIMECAP Management has sole power to vote or to direct the vote with respect to 9,930,584 shares, sole power to dispose or to direct the disposition of 16,642,251 shares.

(5)
Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 8, 2018. Based on such filing, The Vanguard Group has sole power to vote or to direct the vote with respect to 83,028 shares, shared power to vote or to direct the vote with respect to 18,079 shares, sole power to dispose or to direct the disposition of 13,498,493 shares, and shared power to dispose or to direct the disposition of 88,901 shares.

(6)
Based solely on the information set forth in a Schedule 13G/A filed by Blackrock Inc. with the SEC on January 29, 2018. Based on such filing, Blackrock Inc. has sole power to vote or to direct the vote with respect to 11,953,366 shares and sole power to dispose or to direct the disposition of 12,535,917 shares.

(7)
Common stock includes 39,633 shares held in the Company's RSP.

(8)
Common stock includes 4,506 shares that will be acquired as settlement of restricted stock units prior to March 10, 2019.

(9)
Common stock includes 293 shares held in the Company's RSP.

(10)
Common stock includes 799 shares held in the Company's RSP.

(11)
Common stock includes 348 shares held in the Company's RSP.

(12)
Common stock includes 216 shares held in the Company's RSP.

(13)
Common stock includes 348 shares held in the Company's RSP.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, and any other person subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that during our fiscal year ended September 30, 2018, all Section 16 reporting persons complied with all applicable filing requirements, except for the following:

•
An Initial Statement of Beneficial Ownership of Securities on Form 3 was amended on December 18, 2017 to report 3,895 shares of common stock for Lara Poloni.

•
Statement of Changes in Beneficial Ownership of Securities on Form 4s were filed on December 18, 2018 to report an April 15, 2018 tax withholding for Troy Rudd and report 772 shares of common stock for Randall Wotring.

Stockholders Sharing the Same Address

Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; online through the Information Request page in the "Investors" section of our website: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.

If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2019 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

Printed copies of our most recent Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or soft copies may be obtained from the Investor section of www.aecom.com.

Stockholder Proposals

2020 Annual Meeting Proposals:

Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than September 25, 2019. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

In addition, the Company's Bylaws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice not later than December 7, 2019, and no earlier than November 7, 2019, for matters to be presented at the 2020 Annual Meeting of Stockholders. However, in the event that the date of the 2020 Annual Meeting of Stockholders is held before February 5, 2020, or after April 5, 2020, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2020 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2020 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

Pursuant to the proxy access provisions in the Company's Bylaws, a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Company's Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company's proxy statement for the 2020 Annual Meeting of Stockholders, the Corporate Secretary must receive proper written notice of the nomination no later than the close of business on September 25, 2019, and no earlier than August 26, 2019, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the 2020 Annual Meeting of Stockholders is held before February 5, 2020, or after April 5, 2020, for notice by the stockholder(s) to be timely it must be received no more than 150 days prior to the date of the 2020 Annual Meeting of Stockholders and not less than the later of the close of business (a) 120 days prior to the date of the 2020 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 13, 2018, is incorporated by reference herein. Printed copies of our most recent Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or requesting online through the Information Request page in the "Investors" section of our website: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means. Based on Securities and Exchange Commission regulations, the reports of the Compensation Committee and Audit Committee, included above, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This Proxy Statement is sent to you as part of the proxy materials for the 2019 Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the 2019 Annual Meeting. If any other matters are properly brought before the 2019 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.

By order of the Board of Directors,

Christina Ching
Corporate Secretary

Los Angeles, California
January 23, 2019

ANNEX A

Amended & Restated Employee Stock Purchase Plan

AECOM
AMENDED &RESTATED EMPLOYEE STOCK PURCHASE PLAN
Adopted By Board of Directors: December 3, 2009
Approved By Stockholders: March 5, 2010
Amended By Board of Directors: December 9, 2010
Amended By the Compensation/Organization Committee: November 19, 2014
Amended by the Board of Directors: November 14, 2018
Amendment Approved by Stockholders: March [x], 2019

TITLE OF PLAN

The title of this plan is the AECOM Employee Stock Purchase Plan, hereinafter referred to as the "Plan."

PURPOSE

The Plan is intended to encourage ownership of Common Stock of the Company by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Company. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its shareholders by making it possible for the Company to attract and retain qualified employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code").

DEFINITIONS

As used in this Plan:

"Board" means the Board of Directors of the Company.

"Committee" means the Compensation & Organization Committee of the Board.

"Common Stock" means the common stock, $0.01 par value per share, of the Company.

"Company" means AECOM.

"Compensation" means the base salary or base wages, plus all overtime pay received from the Company and/or Subsidiaries (but excluding all bonus compensation).

"Eligible Employee" means an Employee eligible to participate in the Plan under the terms of Section 6.

"Employee" means an employee of the Company or a Subsidiary, provided that an interim or temporary employee shall not be considered an Employee unless he or she has performed two years of service with the Company or a Subsidiary. An individual who has been classified by the Company or a Subsidiary as an independent contractor shall not qualify as an "Employee" for purposes of the Plan, unless a court or governmental agency determines that the individual is an "Employee" for purposes of Treas. Reg. § 1.421-1(h).

"Offering Period" means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 6.

"Participant" means an Eligible Employee that elects to participate in the Plan, as described in Section 6.

"Plan Administrator" means the Committee and the individual or individuals appointed by the Committee under Section 5(a).

"Securities Act" means the Securities Act of 1933, as amended.

"Subsidiary" means any corporation in which the Company controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Committee as a corporation whose employees may participate in this Plan.

STOCK SUBJECT TO THE PLAN

Subject to adjustment from time to time as provided in Section 8, the total number of shares of Common Stock which may be issued under the Plan is 18,000,000, which may be unissued shares, treasury shares or shares bought on the market.

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee may delegate administrative matters relating to the Plan (for the avoidance of doubt, including its authority under Sections 3(l) and 5(b)(i) of this Plan, but excluding its authority under Section 5(b)(ii) of this Plan), to such of the Company's officers or employees as the Compensation Committee so determines.

The Plan Administrator shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration, including determining all questions of policy and expediency that may arise, and correcting any defect, supplying any omission, reconciling any inconsistency and interpreting or resolving any ambiguity in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or appropriate to the operation of the Plan; and

to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased, including but not limited to: the purchase price of Common Stock, the commencement date of an Offering Period, the duration of an Offering Period, the number of Offering Periods per year, the minimum and maximum amount of contributions allowable per Participant in an Offering Period, and the number of shares purchasable in an Offering Period.

The Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan.

The Plan Administrator may adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and shall be deemed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Plan Administrator shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Eligible Employees participating in the sub-plan are located.

ELIGIBILITY AND PARTICIPATION

The persons eligible to participate in the Plan (Eligible Employees) shall consist of all Employees of the Company and/or a Subsidiary whose customary employment is at least 20 hours per week.

Unless and until the Plan Administrator determines otherwise, there will be six Offering Periods during each calendar year with each such Offering Period lasting for a 2-month duration: (1) commencing on the first trading day of January and ending on the last trading day of the next following February; (2) commencing on the first trading day of March and ending on the last trading day of the next following April; (3) commencing on the first trading day of May and ending on the last trading day of the next following June; (4) commencing on the first trading day of July and ending on the last trading day of the next following August; (5) commencing on the first trading day of September and ending on the last trading day of the next following October; and (6) commencing on the first trading day of November and ending on the last trading day of the next following December. In order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete the required enrollment forms and file such forms with the Plan Administrator or its designee no later than the due date prescribed by the Plan Administrator. The enrollment forms will include a payroll deduction authorization directing the Company to make payroll deductions from the Participant's Compensation, designated in whole percentages, at a rate of not less than one percent (1%) of such Compensation and not to exceed ten percent (10%) of such Compensation per pay period unless and until, in each case, the Plan Administrator determines otherwise, for purposes of acquiring Common Stock under the Plan. A Participant may discontinue his or her participation in the Plan as provided in Section 7(d), or may decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Plan Administrator may, in its discretion, limit the number of deduction rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new deduction authorization form unless the Company elects to process a given change in participation more quickly. Unless the Plan Administrator provides otherwise, a Participant's deduction authorization will continue in effect from Offering Period to Offering Period, unless the Participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Offering Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the Participant's right to purchase Common Stock under this Plan.

Each Participant will receive statements, at least annually, which set forth the following:

the amount of the Participant's contributions to the Plan,

the amount of the contributions applied to the purchase of Common Stock, and the purchase price per share at which Common Stock was purchased and the number of shares so purchased.

TERMS AND CONDITIONS

An Eligible Employee who participates in this Plan for a particular Offering Period will have the right to acquire Common Stock upon the terms and conditions set forth in this Plan, and must enter into an agreement (which may be the payroll deduction authorization) with the Company setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

PURCHASE PRICE.    Unless and until the Plan Administrator determines otherwise, the purchase price per share for an Offering Period will be eighty-eight percent (88%) of the fair market value of the Common Stock on the last day of the Offering Period. In no event shall the purchase price be less than the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the date the Offering Period commences or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the last day of the Offering Period. The fair market value of a share of Common Stock on any relevant date shall be the closing price of the Common Stock on the New York Stock Exchange on the date in question (or if there shall be no trading on such date, then on the first previous date on which there is trading).

NUMBER OF SHARES.    The number of shares purchasable per Participant per Offering Period will be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during that Offering Period by the purchase price in effect for such Offering Period. Subject to Section 7(k), unless and until the Plan Administrator determines otherwise, the maximum number of shares that may be purchased by an Eligible Employee with respect to an Offering Period is 1,300 shares.

PAYROLL DEDUCTIONS.    The amounts collected from a Participant through payroll deductions will be credited to the Participant's individual account maintained on the Company's books, but no separate account will actually be established to hold such amounts. Interest will not be credited or paid on any amounts held for, credited or recorded, refunded or otherwise paid over to, for or on behalf of a Participant. The amounts collected from each Participant may be commingled with the general assets of the Company and may be used for any corporate purpose.

TERMINATION OF PURCHASE RIGHTS.    A Participant may, through notification to the Plan Administrator or its designee by the due date specified by the Plan Administrator prior to the close of the Offering Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The Participant will not be eligible to rejoin the Offering Period following the termination of the purchase right and will have to re-enroll in the Plan in accordance with the requirements outlined in Section 6 should he or she wish to resume participation in a subsequent Offering Period.

TERMINATION OF EMPLOYMENT.    If a Participant ceases to be an Employee for any reason during an Offering Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the Participant under the terminated right will be refunded.

EXERCISE.    Each outstanding purchase right will be exercised automatically as of the last day of the Offering Period. The exercise of the purchase right is to be effected by applying the amount credited to each Participant's account on the last day of the Offering Period to the purchase of a number of whole shares of Common Stock at the purchase price in effect for the Offering Period. No purchase rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is believed by the Plan Administrator to be in material compliance with all applicable federal, state, foreign, and other securities and other laws applicable to the Plan. If, on the purchase date during any Offering Period hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no purchase rights granted under the Plan or any Offering Period shall be exercisable on such purchase date. If, on the purchase date under any Offering Period hereunder, the shares of Common Stock are not registered and the Plan is not in such compliance, purchase rights granted under the Plan which are not in compliance shall not be exercisable and all payroll deductions and/or other contributions accumulated during the Offering Period shall be refunded to the Participants, unless the Plan Administrator determines to extend the Offering Period. The provisions of this Section 7(f) shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

PRORATION OF PURCHASE RIGHT.    Should the total number of shares of Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of Participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

RIGHTS AS STOCKHOLDER.    A Participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised and Common Stock is credited to the Participant's account. No adjustments will be made for any dividends or distributions for which the record date is prior to such date.

RECEIPT OF STOCK.    As soon as practicable after the end of the Offering Period, the Participant will be entitled to receive either a stock certificate for the number of purchased shares or confirmation from a broker designated by the Company that the Participant's account at the broker has been credited with the number of purchased shares.

ASSIGNABILITY.    No purchase right granted to a Participant will be assignable or transferable and a purchase right will be exercisable only by the Participant.

LIMITATIONS.    Payroll deductions for purchase rights during a calendar year shall cease when such deductions for a Participant exceed $25,000 (or such other maximum as may be prescribed from time to time by the Code) in accordance with the provisions of Section 423(b)(8) of the Code. No Participant shall be granted a right to purchase Common Stock under this plan:

if such Participant, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary, computed in accordance with Section 423(b)(3) of the Code; or

if under the terms of the Plan the rights of the Participant to purchase stock under this and all other qualified employee stock purchase plans of the Company would accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.

NO RIGHT TO CONTINUED EMPLOYMENT.    Nothing in this Plan or in any purchase right under the Plan shall confer on any Employee any right to continue in the employment of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE

In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the Committee shall make appropriate adjustments in the number of shares available for purchase under the Plan, as well as the shares subject to purchase rights and purchase price thereof, and shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances, and its determination shall be final, binding and conclusive.

AMENDMENT OF THE PLAN.

The Committee at any time, and from time to time, may amend the Plan, provided, that no amendment will be made without shareholder approval, where such approval is required under Section 423 of the Code or other applicable laws or regulations, including the rules and regulations of any applicable securities exchange.

The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan, except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws or regulations, or (iii) as necessary to ensure that the Plan and/or purchase rights granted under the Plan comply with the requirements of Section 423 of the Code.

TERMINATION OR SUSPENSION OF PLAN

The Committee may at any time suspend or terminate the Plan, but no such action may adversely affect the Participants' rights and obligations with respect to purchase rights which are at the time outstanding under the Plan, except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws or regulations, or (iii) as necessary to ensure that the Plan and/or purchase rights granted under the Plan comply with the requirements of Section 423 of the Code. No Offering Period may commence while the Plan is suspended or after it is terminated.

GOVERNING LAW

To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

EFFECTIVE DATE

This Plan was originally adopted by the Board on December 3, 2009, subject to approval by the Company's stockholders in accordance with Section 423 of the Code.

ANNEX B

Reconciliation of Non-GAAP Items

Our proxy contains financial information calculated other than in accordance with U.S. generally accepted accounting principles ("GAAP"). In particular, the Company believes that non-GAAP financial measures such as adjusted net income and free cash flow per share provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted net income to exclude the impact of prior acquisitions and dispositions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of Adjusted EPS

Twelve Months Ended Sept 30 2018
Net income (loss) attributable to AECOM — per diluted share	$0.84
Per diluted share adjustments:
Non-core operating losses	0.35
Impairment of assets for sale, including goodwill	1.04
Acquisition and integration related items	(0.07)
Amortization of intangible assets	0.72
Loss on disposal activities	0.02
FX Gain from forward currency contract	(0.06)
Financing charges in interest expense	0.32
Tax effect of the above adjustments	(0.27)
Revaluation of deferred taxes and one-time tax repatriation associated with US tax reform	(0.29)
Valuation allowances	0.15
Amortization of intangible assets included in NCI, net of tax	(0.07)

Adjusted net income attributable to AECOM — per diluted share	$2.68

Reconciliation of EPS for PEP 2017

Twelve Months Ended Sept 30 2018
Net income (loss) attributable to AECOM — per diluted average share	$0.84
Per adjusted diluted share adjustments
Non-core operating losses	0.35
Impairment of assets held for sale, including goodwill	1.04
Acquisition and integration related items	(0.07)
Amortization of intangible assets	0.72
Loss on disposal activities	0.02
FX Gain from forward currency contract	(0.06)
Financing charges in interest expense	0.32
Tax effect of above adjustments	(0.27)
Revaluation of deferred taxes and one-time tax repatriation associated with US tax reform	(0.29)
Valuation allowances	0.15
Unplanned acquisition of business	(0.17)
Other	(0.02)
Impact of unplanned changes in tax statutes	(0.05)
Amortization of intangible assets included in NCI, net of tax	(0.07)

Adjusted net income attributable to AECOM — per diluted average share*	$2.44

Reconciliation of EPS for Annual Cash Bonus and PEP 2018

Twelve Months Ended Sept 30 2018
Net income (loss) attributable to AECOM — per diluted average share	0.84
Per adjusted diluted share adjustments
Non-core operating losses	0.35
Impairment of assets for sale, including goodwill	1.04
Acquisition and integration related items	(0.07)
Amortization of intangible assets	0.72
Loss on disposal activities	0.02
FX Gain from forward currency contract	(0.06)
Financing charges in interest expense	0.32
Tax effect of above adjustments	(0.27)
Impact of unplanned changes in tax statutes	(0.05)
Revaluation of deferred taxes and one-time tax repatriation associated with US tax reform	(0.29)
Valuation allowances	0.15
Amortization of intangible assets included in NCI, net of tax	(0.07)

Adjusted net income attributable to AECOM — per diluted average share*	$2.63

*
Reduced from $2.68 to comply with EPS as defined for the PEP 2018 compensation calculation.

Reconciliation of Free Cash Flow per Share for PEP17

Twelve Months Ended Sept 30 2018
Net cash provided by operating activities	$774.6
Payments for capital expenditures, net	$(86.9)
Unplanned acquisition of business	(50.8)

Free cash flow	$636.9

Diluted weighted average shares	162.3

Free cash flow per share	$3.93

Reconciliation of Free Cash Flow per Share for PEP18

Twelve Months Ended Sept 30 2018
Net cash provided by operating activities	$774.6
Payments for capital expenditures, net	$(86.9)

Free cash flow	$687.7

Diluted weighted average shares	162.3

Free cash flow per share	$4.24

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 28, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/ACM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all of the listed director nominees; FOR Proposals 2 and 3; and AGAINST Proposal 4. + 1. To elect the following directors: For Withhold For Withhold For Withhold 01 - Michael S. Burke 02 - James H. Fordyce 03 - Senator William H. Frist 04 - Linda Griego 05 - Dr. Robert J. Routs 06 - Clarence T. Schmitz 09 - General Janet C. Wolfenbarger 07 - Douglas W. Stotlar 08 - Daniel R. Tishman For Against Abstain ForAgainst Abstain 2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018. 4. Stockholder proposal regarding a special stockholder meeting. 3. Advisory vote to approve the Company’s executive compensation. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 5 7 9 6 1 1 02QLJC MMMMMMMMM B A Annual Meeting Proxy / Voting Instruction Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Revocable Proxy — AECOM + ANNUAL MEETING OF STOCKHOLDERS – FEBRUARY 28, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Christina Ching and Carla J. Christofferson, and each of them, as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 3, 2018, at the Annual Meeting of Stockholders to be held on February 28, 2018 at 8:00 A.M. (local time) at 1999 Avenue of the Stars, Los Angeles, CA 90067. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by appearing at the Annual Meeting of Stockholders and voting in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM. Non-Voting Items Change of Address — Please print new address below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C